As filed with the Securities and Exchange Commission on June 9, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5191	81-4895761
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

290 Canal Road
Fairless Hills, Pennsylvania 19030
(707) 765-9990
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
850 New Burton Road, Suite 201
Dover, Delaware 19904
(800) 483-1140
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kenneth R. Koch, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center, 666 Third Avenue New York, New York 10017 Tel: (212) 935-3000	William Toler 290 Canal Road Fairless Hills, Pennsylvania 19030 Tel: (707) 765-9990

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	3,369,138	$58.08	$195,679,535.04	$21,348.64

(1)
This Registration Statement registers up to 3,369,138 shares of our common stock currently issuable upon the exercise of warrants held by the selling stockholders, which were issued in connection with a private placement of units, each consisting of a share of common stock and a warrant to purchase an additional one-half (1/2) shares of common stock which concluded on October 30, 2018 (the “Private Placement”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the Registrant’s common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of the Registrant’s common stock reported by The Nasdaq Global Select Market on June 4, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 9, 2021
Preliminary Prospectus
Hydrofarm Holdings Group, Inc.
3,369,138 Shares of Common stock
This prospectus relates to the offer and sale from time to time of up to 3,369,138 shares of our common stock by the selling stockholders listed on page 25 of this prospectus. The number of shares offered for sale by the selling stockholders consists of up to 3,369,138 shares of our common stock currently issuable upon the exercise of warrants held by the selling stockholders (the “Investor Warrants”), which were issued in connection with a private placement of units, each consisting of a share of common stock and a warrant to purchase an additional one-half (1/2) share of common stock, which concluded on October 30, 2018 (the “Private Placement”). We issued all of the shares of our common stock offered hereby in a series of private placement transactions completed prior to the filing of the registration statement containing this prospectus.
We are registering the resale of the shares of common stock covered by this prospectus as required by the registration rights agreement we entered into with the selling stockholders in connection with the Private Placement (the “Registration Rights Agreement”). We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby. Moreover, we will receive the exercise price upon any exercise of the Investor Warrants, to the extent exercised on a cash basis. If the Investor Warrants are exercised in full, we would receive gross proceeds of approximately $56,803,667. As we are unable to predict the timing or amount of any such exercise, we currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holders of the Investor Warrants are not obligated to exercise the Investor Warrants, and we cannot predict whether or when, if ever, the holders of the Investor Warrants will choose to exercise the Investor Warrants, in whole or in part.
The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 68 of this prospectus.
Our common stock is traded on The Nasdaq Global Select Market under the symbol “HYFM.” On June 8, 2021, the closing price of our common stock was $59.46 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 21 to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2021

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed on behalf of the selling stockholders named herein with the Securities and Exchange Commission (the "SEC") pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. The selling stockholders and the plan of distribution of the shares being offered hereby are described in this prospectus under the headings "Selling Stockholders" and "Plan of Distribution." You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under "Where You Can Find More Information" in this prospectus.
You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to give any information or to make any representation to you other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.
Emerging Growth Company
We are an emerging growth company, as defined under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). The JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Subject to certain conditions set forth in the JOBS Act, if, as an "emerging growth company," we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board ("PCAOB") regarding mandatory audit firm rotation or a supplement to the auditor’s reporting providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.
We could remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three-year period.

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Industry and Market Data
This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.
Trademarks
Our primary trademarks include "Hydrofarm", "PHANTOM BALLAST", "ACTIVEAQUA", "ACTIVE AIR" and "PhotoBio" and all of which are registered in the U.S. with the U.S. Patent and Trademark Office.

iii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus from our filings with the SEC listed under the section of this prospectus titled “Incorporation by reference.” This summary does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the sections of this prospectus titled “Special note regarding forward-looking statements” and “Risk factors” and the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 30, 2021 (our “Annual Report”) and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of operations” and our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 14, 2021 (our “Quarterly Report”), which are incorporated by reference in this prospectus. Unless the context otherwise requires, we use the terms “Hydrofarm,” the “Company,” “we,” “our,” “us,” or similar terms in this prospectus to refer to Hydrofarm Holdings Group, Inc. and, where appropriate, our consolidated subsidiaries.
Introduction
We are a leading independent distributor and manufacturer of controlled environment agriculture (“CEA”, principally hydroponics) equipment and supplies, including a broad portfolio of our own innovative portfolio of proprietary branded products. We primarily serve the U.S. and Canadian markets, and believe we are one of the leading competitors by market share in these markets in an otherwise highly fragmented industry. For over 40 years, we have helped growers make growing easier and more productive. Our mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. For the trailing twelve months ended December 31, 2020, we had net sales of $342.2 million; from 2005 to 2020, we generated a net sales compound annual growth rate (“CAGR”) of approximately 17%.
Hydroponics is the farming of plants using soilless growing media and often artificial lighting in a controlled indoor or greenhouse environment. Hydroponics is the primary category of CEA and we use the terms CEA and hydroponics interchangeably. Our products are used to grow, farm and cultivate cannabis, flowers, fruits, plants, vegetables, grains and herbs in controlled environment settings that allow end users to control key farming variables including temperature, humidity, CO2, light intensity spectrum, nutrient concentration and pH. Through CEA, growers are able to be more efficient with physical space, water and resources, while enjoying year-round and more rapid grow cycles as well as more predictable and abundant grow yields, when compared to other traditional growing methods.
We reach commercial farmers and consumers through a broad and diversified network of over 2,000 wholesale customer accounts, who we connect with primarily through our proprietary eCommerce marketplace. Over 80% of our net sales are into the specialty hydroponic retailers, through which growers are able to enjoy specialized merchandise assortments and knowledgeable staff. We also distribute our products across the U.S. and Canada to a diversified range of retailers of commercial and home gardening equipment and supplies that include garden centers, hardware stores, eCommerce retailers, commercial greenhouse builders, and commercial resellers.
How We Serve Our Customers
Our customer value proposition is centered on two pillars. First, we strive to offer the best selection by being a branded provider of all CEA needs. Second, we seek to be the gold standard in distribution and service, leveraging our infrastructure and reach to provide customers with just-in-time (“JIT”) delivery capabilities and exceptional service across the U.S. and Canada.
Complete Range of Innovative CEA Products
We offer thousands of innovative, branded CEA products that are supported by 24 patents and 60 registered trademarks. Our product offerings span lighting solutions, growing media (i.e., premium soils and soil alternatives), nutrients, equipment and supplies and includes more than 6,000 stock-keeping-units

(“SKUs”) sold under leading proprietary, exclusive/preferred brands or non-exclusive/distributed brands. Some of our most well-known proprietary brands include Phantom, PhotoBio, Active Aqua and Active Air. We estimate that approximately two-thirds of our net sales relate to recurring consumable products, including growing media, nutrients and supplies that require regular replenishment. The remaining portion of our sales relate to durable products such as hydroponic lighting and equipment. The majority of products we offer are produced by us or are supplied to us under exclusive/preferred brand relationships providing for attractive margins and a significant competitive advantage as we offer retailers and resellers a breadth of products that cannot be purchased elsewhere.
The following graphic illustrates a representative set of our market-leading products across key CEA product categories:
Infrastructure and Reach for Fast Delivery, High In-Stock Availability and Exceptional Service
Our infrastructure and reach enable us to provide delivery and service capabilities to a highly diverse group of customers across the U.S. and Canada. We believe that our six U.S.-based distribution centers can reach approximately 90% of the U.S. population within 24 to 48 hours and that our two Canadian distribution centers can provide timely coverage to the full Canadian market.
In the U.S., we operate distribution centers in Petaluma, California; Santa Fe Springs, California; Fairfield, California; Fontana, California; Portland, Oregon; Denver, Colorado; Fairless Hills, Pennsylvania; and New Hudson, Michigan. In Canada, we have distribution centers in Langley, British Columbia and Cambridge, Ontario. Outside of North America, we operate a distribution center in Zaragoza, Spain, and we have an office for product quality assurance and supply chain management in Shenzhen, China. We partner with a network of third-party logistics companies that facilitate expeditious delivery to our customers across the globe. The majority of customer orders are received through our business-to-business e-commerce platform. Through our differentiated Distributor Managed Inventory (“DMI”) Program, we partner with our network of retailers and resellers to create customized, JIT supply chain solutions for large commercial end users.

The following illustration provides an overview of our operating footprint.
Over the past fifteen years, we have grown our net sales at an approximate 17% CAGR. This historical growth is largely due to the growth in CEA growing across several end-markets, including cannabis, and our ability to continuously develop, manufacture and distribute innovative branded products on timely basis.
We believe our industry is poised to grow significantly. Expanding populations, limited natural resources and a focus on the environment and the security of our agricultural systems have illuminated the benefits of CEA compared to traditional outdoor agriculture. We believe the adoption of CEA will continue to accelerate, particularly in the commercial agriculture industry, where CEA can be deployed to achieve grows that are simultaneously more efficient for the planet and profitable for growers. Furthermore, certain of our end-markets are experiencing significant growth, including cannabis. The global cannabis industry is a rapidly developing business opportunity for us, particularly as the legal market in the U.S. continues to expand.
To support this significant growth opportunity and to improve our profit margin profile, we recruited a new Chairman and Chief Executive Officer, William (“Bill”) Toler, in early 2019. Mr. Toler has recruited over five new executives and quickly put in place several management initiatives intended to support growth and improve our profit margins. These initiatives include, but are not limited to, further developments of proprietary brands, freight cost management and distribution network optimization, and the expansion of our commercial segment and DMI.
Given our strong historical net sales growth, the accelerating growth in our primary end-markets, and the strength of our new management team, we believe that we are well positioned for significant and sustained net sales and earnings growth.

Our Industry is Large and Rapidly Growing
The Expanding Controlled Environment Agriculture Market
Our principal industry opportunity is in the wholesale distribution of CEA equipment and supplies, which generally include grow light systems; advanced heating, ventilation, and air conditioning (“HVAC”) systems; humidity and carbon dioxide monitors and controllers; water pumps, heaters, chillers, and filters; nutrient and fertilizer delivery systems; and various growing media typically made from soil, rock wool or coconut fiber, among others. Today, we believe that a majority of our products are sold for use in CEA applications.

Pictured: PHOTOBIO LED Light, Active Aqua Grow Flow 5 gal system, Active Aqua Flexible Air Stone, OxyCLONE 20 Site System with Timer and Light Kit, Active Air CO2 System with Timer
CEA is an increasingly significant and fast-growing component of the expansive global commercial agriculture and consumer gardening sectors. According to the USDA and National Gardening Survey, the agriculture, food, and related industries sector produced more than $1 trillion worth of goods in the U.S. alone in 2017, and U.S. households spent a record of approximately $48 billion at retail stores on gardening and growing supplies and equipment.
According to industry publications, the global CEA industry totaled approximately $75 billion in 2020, and is expected to grow at a CAGR of 19% from 2020 to 2025. The rapid growth of CEA crop output will subsequently drive growth in the wholesale CEA equipment and supplies industry. According to industry publications, the global wholesale CEA equipment and supplies industry totaled approximately $9.5 billion in 2020 and is expected to grow at a CAGR of 11% from 2020 to 2026.1

1
Markets and Markets. “Hydroponics Market by Type (Aggregate Systems, Liquid Systems), Crop Type (Vegetables, Fruits, Flowers), Equipment (HVAC, LED Grow Lights, Irrigation Systems, Material Handling Equipment, Control Systems), Input Type, and Region — Global Forecast to 2026.” Hydroponics Market. (Jan. 2021).

Powerful Trends are Driving Significant Industry Growth
We believe that the growth in the wholesale distribution of CEA equipment and supplies is driven by a broad array of factors including:
Significant Growth in the Cannabis Industry
Today, we believe that a majority of the CEA equipment and supplies we sell to our customers is ultimately purchased by participants in the cannabis industry, though we do not sell to participants in the cannabis industry directly. The North American cannabis industry is massive and growing rapidly, driven largely by state-level legalization efforts in the U.S. and federal-level legalization in Canada. The current and expected growth in the size of the cannabis market has and will continue to have a very significant, positive impact on our business.
The following map illustrates the state-level progression of cannabis legalization in the U.S., differentiating states that have fully legalized cannabis for medical and adult-use purposes and states that have partially legalized cannabis for medical purposes only. Importantly, though Canada and several U.S. states have taken significant steps towards cannabis legalization, we believe the North American legal cannabis market is still in the nascent stages of realizing its growth potential. As of the date of this prospectus, only 17 U.S. states and the District of Columbia had legalized cannabis for adult-use. The aggregate population of those states is approximately 40% of the total U.S. population. Furthermore, in U.S. states that have passed cannabis laws, many such laws remain restrictive to consumer access. As an example, we believe significant suppressed demand would be unlocked in Texas, should the state adopt a medical cannabis law that more closely resembles that of their neighboring state, Oklahoma, where we have seen significant growth since cannabis was legalized for medical use in 2018. In Canada, the governments of every province and territory have enacted laws allowing for the distribution and sale of cannabis for adult-use purposes; however the market remains in early stages of market development.

Adult-Use
Medicinal
No legislative action
1996
2004
2014
Current state

According to industry publications, the U.S. cannabis market is projected to reach approximately $31.1 billion by 2024, up from approximately $12.2 billion in 2019, representing a 21% CAGR. In Canada, the cannabis market is projected to reach approximately $6.2 billion by 2024, up from approximately $1.7 billion in 2019, representing a 30% CAGR. The following chart illustrates the forecasted growth of the cannabis industry in the U.S. and Canada:

This significant growth in the U.S. cannabis market is expected due to (i) state initiatives for new adult-use and/or medical-use programs in additional U.S. states, (ii) expanded access for patients or consumers in existing state medical or adult-use cannabis programs, and (iii) increased consumption driven by greater product diversity and choice, reduced stigma, and real and perceived health benefits in states with existing adult-use or medical use programs.
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State initiatives for new adult-use or medical-use programs.   We believe support for cannabis legalization in the U.S. is gaining momentum. According to a November 2019 poll by Pew Research Center, public support for the legalization of cannabis in the U.S. increased from approximately 41% in 2010 to approximately 67% in 2019.2 According to a 2019 poll by Quinnipiac University, 93% of Americans support patient access to medical-use cannabis if recommended by a doctor. Furthermore, due to the recent socio-economic changes across the U.S. since early 2020, many state government budgets are increasingly under pressure to identify additional revenue sources, such as the potential revenue streams from the taxation and job creation that state legalized adult-use cannabis may offer. Accordingly, a number of states are at various stages of considering implementing laws permitting cannabis use or further liberalizing their existing laws permitting such use. Our sales per capita in U.S. states with legalized adult-use programs are on average several multiples higher than our sales per capita in states without adult-use programs. We believe this fact points to the significant opportunity available to us if or when additional U.S. states legalize adult-use programs.

•
Expanded access for patients and consumers in existing state medical and adult-use programs.   The cannabis business in states with existing cannabis laws is in nascent stages in many cases and will continue to grow, creating jobs and opportunities for workers and entrepreneurs. Cultivators, manufacturers, dispensaries, delivery providers, labs and other cannabis-related businesses will continue to grow in these regions. As these businesses proliferate, consumers will benefit from easier access to cannabis products.

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Greater product diversity and choice, reduced stigma and real and perceived health benefits in states with existing adult-use or medical use programs.   Several key developments have contributed to an increase in cannabis product availability and breadth, including the proliferation of CBD and other cannabis-infused products, including edibles, oils, tinctures, and topical treatments. We believe that the historical stigmatization of cannabis use has diminished significantly, driven by a more supportive legislative environment, a rise in progressive sociopolitical views and greater consumer awareness of the potential health benefits of cannabis consumption. According to industry publications, real and perceived health benefits extend into areas including cancer treatment, pain management, the treatment of neurological and mental conditions, and sleep management. According to industry publications, the use of cannabis

2
Daniller, Andrew. “Two-thirds of Americans Support Marijuana Legalization.” Pew Research Center, Washington, D.C. (Nov. 14, 2019).

in the U.S. by adults aged 65+ has increased sharply in recent years from 0.4% in 2006 and 2.9% in 2015 to 4.2% in 2018 (JAMA Internal Medicine).3
Acceleration of CEA Adoption
Both the commercial agriculture and cannabis industries are increasingly adopting more advanced agricultural technologies in order to enhance the productivity and efficiency of operations. The benefits of CEA include:
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Greater product safety, quality and consistency;

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More reliable, climate-agnostic year-round crop supply from multiple, faster harvests per year as opposed to a single, large harvests with outdoor cultivation;

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Lower risk of crop loss from pests (and subsequently lower need for pesticides) and plant disease;

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Lower required water and pesticide use compared to conventional farming, offering incremental benefits in the form of reduced chemical runoff and lower labor requirements; and

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Potentially lower operating expenses from resource-saving technologies such as high-efficiency LED lights, precision nutrient and water systems and automation.

CEA implementation continues to increase globally, driven by the factors listed above as well as growth in fruit and vegetable farming, consumer gardening and the continued adoption of vertical farming. Vertical farming, a subsector of CEA, has gained popularity mainly due to its unique advantage of maximizing yield by growing crops in layers. Industry publications project that the global vertical farming market will reach approximately $6 billion in 2023, up from $3 billion in 2019 and representing a 24% CAGR from 2019 to 2023.4
While a small portion of cannabis cultivation may be grown in non-CEA settings, given the multitude of benefits of CEA cultivation, we believe CEA will continue to be the primary method of growing cannabis, driving demand for our products. The movement towards the legalization of cannabis in the U.S. and its legalization in Canada also comes with a corresponding increase in regulatory oversight and statutory requirements for growers and their products. These regulations enhance product safety and transparency to consumers but usually necessitate the use of CEA in cannabis cultivation in order to meet mandated THC content or impurity tolerances.
Increased Consumer Home Growing
We perceive consumer gardening to be a significant driver of future CEA growth. According to the National Gardening Survey, in 2017, 77% of U.S. households participated in lawn and garden activities, spending on average a record of $503 per household. We expect this growth in consumer gardening and growing spending to continue, driven by both increased participation by millennials and strong continued participation by married households, adults over age 55, and adults without children. We believe that these demographic dynamics will result in an increase in the number of consumer gardening category participants, resulting in the purchase of more CEA products.
Strong Demand for Hemp for CBD Production
Hemp cultivation in North America has grown significantly since the passage of the U.S. Farm Bill in December 2018. Consumers are increasingly using hemp-derived products such as CBD for their therapeutic benefits. According to industry publications, the U.S. hemp-derived CBD market is expected to grow from $1.2 billion in 2019 to $6.9 billion in 2025, representing a six-year CAGR of 33.8%. We have experienced strong demand for our products from growers that solely harvest hemp and from cannabis growers who are adding hemp to their offerings. We are very well positioned to continue to capitalize on the growth of industrial

3
Reproduced with permission from JAMA Intern Med. 2020. 180(4):609-611. Copyright © 2020 American Medical Association. All rights reserved.

4
Sinnarkar, Makarand. Allied Market Research Reports. “Green Technology and Sustainability Market is Expected to Reach $44.61 Billion by 2026.” (Feb. 2020).

hemp cultivation in North America especially as cultivation is increasingly done indoors. Both our current product portfolio and our pipeline of new products tailored to the needs of hemp cultivators will help us serve this burgeoning market.
Increased Focus on Environmental, Social, and Governance (“ESG”) Issues
We believe the growth and change in our end-markets is in part driven by a variety of ESG trends aimed at preserving resources and enhancing the transparency and safety of our food supply chains. Overall, CEA delivers superior performance characteristics versus traditional agriculture when compared on select key ESG performance criteria:
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More efficient land usage.   CEA allows for greater crop production per square foot, reducing the amount of land needed to grow crops. Certain types of vertical farming are 20 times more productive than traditional farming per acre.

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More efficient fresh water usage.   CEA allows for the management and recycling of water inside of a closed-loop system and therefore generally require less water than traditional outdoor agriculture. In certain instances, CEA can grow plants with up to 98% less water than soil based agriculture.

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Decreased use of fertilizer and pesticides.   As CEA takes place in a controlled, often indoor environments, the need for pesticides application is reduced, allowing growers to apply less pesticide with more precise application compared to traditional outdoor agriculture.

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Reduced carbon emissions.   CEA, especially vertical farming, allows large farming operations to be located significantly closer to end-users, thereby reducing the transportation distance of ready-to-use crops.

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Reduced food waste.   Similar to the above, since CEA allows for food production significantly closer to end-user, there is less time between production and consumption and therefore reduced product spoilage, damage and waste.

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Chemical runoff prevention.   Due to closed-loop nature of CEA systems, CEA significantly decreases the risk of chemical runoff, which is generally more difficult to control in traditional outdoor agriculture.

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Supports organic farming.   CEA is well suited for organic farming, the produce of which has been in increasing demand by consumers.

COVID-19
The COVID-19 (“COVID-19”) pandemic has caused significant shifts in consumer sentiment and behavior thereby altering the dynamics of the CEA industry. While the rollout of vaccines has begun, the timing of vaccinations, herd immunity, and the lifting of shelter in place and similar restrictions and movement restrictions is unknown. Its effect on the cannabis industry may also drive a greater volume of sales by our customers, increasing demand for our CEA equipment and supplies. We believe that these changes, as outlined below, will benefit our industry in the long-term:
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New entrants into the consumer gardening and growing market.   We believe that a meaningful portion of consumer gardening and growing product spending following the COVID-19 outbreak was driven by first-time users. We expect this to be a tailwind for the consumer gardening and growing market going forward as a portion of these consumers opt to work-from-home more.

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Increased focus on food security and sustainable sourcing.   The COVID-19 pandemic has intensified consumer focus on food security and transparency of food production around the world. CEA offers a more sustainable and secure alternative to traditional outdoor agriculture, allowing food to be grown closer to where it is ultimately consumed, thereby reducing supply chain-related risks and food waste.

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Pressure on governments to identify additional revenue streams, such as tax revenue from state legalized cannabis industries.   The COVID-19 pandemic has put a significant strain on government budgets, increasing pressure to find revenue from previously unexplored streams including state legalized medicinal or adult-use cannabis.

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Home-centric lifestyle increasing use occasion opportunities for cannabis use.   The COVID-19 pandemic is expected to foster a long-term increase in at-home activity. This lifestyle shift may foster growth in the cannabis market by increasing potential occasions for cannabis use as cannabis is often consumed at home.

•
Essential service designation.   During lockdowns related to the COVID-19 pandemic, our manufacturing and distribution operations and a great majority of our key suppliers, retailers and resellers were designated as essential and remained open. This sets a key precedent about the vital importance of our operations and end-markets. Although our key suppliers experienced significant demands in 2020, we believe this precedent will benefit the CEA industry in the long-term.

Our Competitive Strengths
We attribute our success to the following competitive strengths.
Leading Market Positions in Attractive Growing Markets
We are a leading independent distributor and manufacturer of CEA equipment and supplies in the U.S. and Canada and one of the two major consolidators in the CEA industry. The broader market is comprised of a fragmented group of smaller competitors. We serve several attractive end-markets, including hemp and indirectly, the cannabis industry. Favorable trends in CEA, including increased adoption of vertical farming methods to increase yields, are projected to drive a 24% CAGR for the vertical farming market through 2023 according to industry publications. Similarly, growers’ increasing preference to reduce water and energy usage, limit pesticide use and risk of environmental runoff, and reduce labor costs coupled with growing consumer demand for fruits and vegetables are expected to drive significant growth in CEA methods. Furthermore, CEA allows farms to be located closer to their consumers, greatly reducing the costs and waste (namely CO2 and spoiled food) related to transportation resulting in an overall smaller carbon footprint. However, we will likely see the most significant growth in cannabis. Increased support for cannabis legalization at the federal level in the U.S., an increase in U.S. states’ implementation of adult-use and medical cannabis programs, continued growth in the Canadian cannabis market following the implementation of the Cannabis Act in 2018, and consumer and commercial awareness of the benefits associated with hemp-derived products will serve as significantly favorable tailwinds that will drive continued growth.
New, Experienced Management Team with Proven Track Record
Our management team possesses significant public market experience, a history of driving long-term organic growth and a track record of successful business consolidations. Bill Toler, Chairman and Chief Executive Officer, has over 35 years of executive leadership experience in supply chain and consumer packaged goods, most recently serving as President and Chief Executive Officer of Hostess Brands from April 2014 to March 2018. Under his leadership, Hostess Brands transitioned from a private to public company, regained a leading market position within the sweet baked goods category and returned to profitability. Bill also previously served as Chief Executive Officer of AdvancePierre Foods and President of Pinnacle Foods, in addition to holding executive roles at Campbell Soup Company, Nabisco and Procter & Gamble. Terence Fitch, President, possesses significant relevant business experience including more than 20 years of management experience with the Coca-Cola Company and Coke Enterprises, where he was responsible for manufacturing, supply chain, and sales and marketing for the multi-billion-dollar Refreshment Direct and Independent Bottlers business units. For the past six years, Terence has been working on building, managing and designing large CEA operations in Colorado and Arkansas. B. John Lindeman, Chief Financial Officer brings us more than 25 years of finance and leadership experience. Most recently he served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq-GS: CVGW), a fresh food company, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, he held various leadership positions within the finance and investment banking industries at Janney Montgomery Scott, Stifel Nicolaus, Legg Mason and PricewaterhouseCoopers LLP.
Broad Portfolio with Innovative Proprietary Offerings and Recurring Consumables Sales
We have one of the largest equipment and consumable product offerings in the industry. From lighting solutions to nutrients to grow mediums, we offer nearly everything growers need to ensure their operations are maximizing efficiency, output and quality. We maintain an extensive portfolio of products which includes 26 internally developed, proprietary brands across approximately 900 SKUs with 24 patents and 60 registered trademarks as well as over 40 exclusive/preferred brands across approximately 900 SKUs. We maintain inventory across over 6,000 SKUs, and approximately 60% of our sales relate to proprietary and exclusive/ preferred brands. Our proprietary and exclusive/preferred brands include lighting, equipment, grow media, nutrients and supplements. Our proprietary products command a significant gross margin premium relative to general distributed brands. Our revenue mix continues to shift towards proprietary brands as we continue to innovate, improving overall margins. Further, our revenue stream is highly consistent as, in our estimation, we believe that approximately two-thirds of our net sales are generated from the sale of recurring consumable products including growing media, nutrients and supplies. Our top 20 customers buy over 3,000 SKUs in the aggregate.
Proprietary Sourcing and Supplier Relationships Create Barriers to Entry
Our scale presents a significant barrier to entry as we have developed exclusive distribution relationships, proprietary brands and a geographic footprint that enables us to efficiently service customers across North America. We maintain approximately 900,000 square feet of distribution space across six distribution centers in the U.S. and two distribution centers in Canada. Furthermore, we have cultivated over the last 40 years long-term relationships with a network of approximately 400 suppliers, giving us access to a best-in-class products portfolio and allowing us to provide a full range of CEA solutions to our customers. We source individual components from our diverse supplier base to assemble our products, including utilizing a dedicated on-the-ground purchasing team in China to maintain and develop relationships with suppliers. To maintain competitive pricing, we implement cost sharing with certain of our suppliers. No single supplier makes up more than 10% of our total supplier costs.
Unique Ability to Serve Our Strong Customer Base
We maintain long-standing relationships with a diversified range of leading hydroponic retailers, retailers of commercial and home gardening equipment and supplies that include garden centers, hardware stores, eCommerce retailers, commercial greenhouse builders, and commercial resellers. We serve over 2,000 business-to-business customers across multiple channels in North America, providing customers with the capability to purchase their entire product range from us. Our commercial sales and DMI programs further enhance our customer capabilities, offering consultation, technical expertise, facilitated order fulfillment and JIT delivery of consumables. Our unique distribution capabilities allow us to provide JIT delivery across North America, utilizing six strategically located distribution centers in the U.S. and our two distribution centers in Canada. Our distribution footprint in the U.S. can reach approximately 90% of the population in 24 to 48 hours and our two distribution centers in British Colombia and Ontario can provide timely coverage to the fully Canadian market. We maintain coverage of industry trends and consumer preferences via thirteen sales managers complemented by teams made up of specialized product category experts. Given our ability to provide a comprehensive product offering and excellent customer service, we maintain over seven-year relationships with the majority of our largest customers.
Proven Mergers and Acquisitions (“M&A”) Track Record
Our management team has extensive experience with execution and integration of M&A opportunities. In November 2017, we acquired Eddi’s Wholesale Garden Supplies, Ltd. (“Eddi’s”) and the distribution division of Greenstar Plant Products, Inc. (“GSD”), which we believe were two of the leading CEA and lawn and garden distributors in Canada at the time of the acquisitions. Those acquisitions, combined with our existing infrastructure and experience, have enabled us to become one of the leading CEA equipment distributors in Canada. Additionally, we maintain relationships throughout our markets to identify specific product categories of interest for M&A activity. Our robust understanding of commercial growers’ needs coupled with our experienced M&A team has prepared us to make additional acquisitions in the hydroponics industry, which will help us to continue to grow our market share. We view M&A as a significant driver of potential growth as the hydroponics industry is fragmented and primed for consolidation.

Our Growth and Productivity Strategies
We are well positioned to capitalize on the growth of our underlying markets through the following strategies.
Capitalizing on Rapidly Growing Markets
Our customers benefit from macroeconomic factors driving the growth of CEA, including expanded adoption of CEA and vertical farming by commercial growers and consumers, as well as the growth in cannabis, hemp and other end-markets. As the world population grows and urbanizes, vertical farming is increasingly being used to meet the demand for food crops. Industry publications estimate that the global vertical farming market will expand at a 24% CAGR from 2019 to 2023. In addition, the U.S. and Canadian cannabis markets had an estimated value of approximately $14 billion in 2019, and are projected to grow to $37 billion by 2024. The hemp market has benefited from consumer adoption of hemp-derived CBD products. According to industry publications, the U.S. hemp-derived CBD market is expected to grow from $1.2 billion in 2019 to $6.9 billion in 2025, representing a six-year CAGR of 33.8%. We expect to capitalize on favorable cannabis and hemp growth trends by continuing to expand our operations globally.
Expanding our Proprietary Product Offering
We are expanding the breadth of our product assortment through continued development of our own proprietary brands. Our proprietary brands command a meaningful gross margin premium to our distributed products. Our core competency in new product innovation is in lighting, consumable and equipment categories, and we are enhancing research and development in our other product categories to expand our brand portfolio’s value and further enhance our margins. We have launched several new product lines over the past year, including PhotoBio LED lighting equipment and Phantom Core HID lighting equipment. We also maintain a pipeline of next generation proprietary products and occasionally make investments in suppliers to create strategic relationships around the development of specific products and enhanced distribution agreements.
Adding Strategic Distribution Relationships and Exclusive/Preferred Brands
We can increase revenue with significant cross-selling activity to our current installed customer base by offering a more comprehensive assortment of products required by commercial growers to engage in cultivation. We have identified key suppliers with product solutions that are well established in the grower community for exclusive/preferred brand relationships. Although select key suppliers experienced significant volume demands for the year 2020, exclusive/preferred brand relationships with leading brands continue to drive sales and margin improvement. We believe we are a highly attractive distribution partner due to our scale and independence in growing media and nutrient categories. We have established sixteen new exclusive/preferred distribution relationships over the past two years including with established equipment and nutrient suppliers.
Enabling Wholesaler Network to Effectively Serve Commercial Growers
Working with our wholesale network, we are leveraging our sophisticated technical sales team to provide our wholesale network the ability to address the needs, demanding requirements and higher volume of their larger-scale commercial customers. Establishing these relationships with our channel provides us with insight and access to growers’ evolving demands, leading to both increased equipment sales and recurring sales of consumables through our wholesale network. Our commercial grower outreach program, our analytically driven supply chain function and DMI capabilities enable our wholesaler network to anticipate customer demand for products and ensure their availability. The goal of these efforts is to maintain long-term relationships with our wholesalers by helping them be successful in providing cultivation square footage savings and access to JIT inventory to their customer base. We believe this can result in profitability for our wholesalers’ customers on consumables and equipment. We also believe that increasing the value to our wholesale network will allow us to grow within key accounts and expand sales of our products and services to new accounts.

Expand our Operating Margins
We have developed and begun to implement specific productivity initiatives across our business as a means of funding growth. Our initiatives include the following:
•
Enhance Our Brand Mix.   We will continue to increase the percentage of proprietary and exclusive/ preferred brands in our product portfolio. Our innovative proprietary and exclusive/preferred brands offer us a significant margin benefit compared to distributed brands.

•
Drive Supply Chain Efficiencies.   We are implementing multiple supply chain efficiency initiatives, including the review of our carrier sourcing relationships and intra-warehouse shipments for optimization opportunities, reducing the active SKU count by eliminating non-core SKUs, and the deployment enhanced inventory planning tools. For example, we have reduced our SKU count from 5,400 in 2019 to 3,700 in 2020. Additionally, we continually review our distribution network for optimization opportunities, and in doing so consolidated two warehouses to one in 2019. Service levels are improving as the global supply chain continues to stabilize.

•
Optimize the Customer Investment Program.   We have segmented our client accounts to improve our discounting decisions in order to maximize net sales as a percent of gross sales.

•
Leveraging G&A.   Additional areas of cost savings will come from more efficiently leveraging corporate overhead as our business continues to grow and scale.

Acquiring Value-Enhancing Businesses
The hydroponics industry is highly fragmented which we believe presents a significant opportunity for growth through M&A. Management is continually evaluating M&A targets and we believe, in this fragmented market, there will be continued opportunities for M&A. M&A provides us an opportunity to significantly increase distribution with independent brands and to add new products based on identified needs of commercial growers. We utilize clear investment criteria to make disciplined M&A decisions that will accelerate sales and EBITDA growth, increase competitive strength and market share and expand our proprietary brand portfolio.
We regularly pursue opportunities to grow our business through acquisitions of strategically complementary businesses and typically have a pipeline of numerous acquisition opportunities at differing stages of evaluation. We aim primarily to acquire companies that have a competitive market position with the potential to increase market share, a strong brand, high recurring revenue and strong margin potential. In the ordinary course of our business, we continually seek acquisition targets that can accelerate our growth and generate significant cash flows over time. We are evaluating numerous opportunities for such acquisitions in the near term. Although the most advanced opportunities in our pipeline would not individually or in the aggregate constitute “significant” acquisitions as defined by the SEC’s Regulation S-X, any of these acquisitions could have a material effect on our results of operations and financial condition.
The status of opportunities in our pipeline varies from early evaluation through preliminary discussions and varying levels of due diligence and negotiation of potential transaction terms. We are not party to any definitive agreements in respect of such acquisition targets as of the date of this prospectus and the timing and our desire to consummate any such acquisition depends, among other things, on the results of our continuing due diligence, which may include, in each case, a quality of earnings report from a third party provider and, in each case, audited financial statements, which we are requiring even though we do not expect the acquisitions to be “significant” and to require us to include such audits in our public filings under the SEC’s Regulation S-X. Even if our due diligence efforts lead us to desire to consummate acquisitions, there is no assurance that we will consummate the acquisition of any of the targets in our pipeline. In addition to the continuing diligence efforts outlined above, we will still need to enter into definitive agreements with the targets in a dynamic market which may impact corresponding valuation metrics and multiples and, even if an agreement is entered into, both parties would need to satisfy any applicable closing conditions. There are a number of other factors that could impact our ability to successfully complete these acquisitions, including competition for targets, sometimes from competitors with greater available resources for acquisitions. However, negotiations and diligence relating to one or more of these potential acquisitions could advance rapidly in the near future, and, accordingly, it is also possible that we could enter into and close under agreements to acquire one or more businesses consistent with our acquisition strategy described above, shortly after the date of this prospectus.
Our more advanced negotiations contemplate a purchase price consisting of both cash and our common stock or of cash only. We would be able to consummate the most advanced of our potential acquisitions from available cash and our credit line. It should be noted that acquisitions involve a number of risks and may not achieve our expectations; and therefore we could be adversely affected by any such acquisition. There are a number of risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities, and potential profitability of acquisition candidates, as well as the challenges of integrating acquired companies and achieving potential synergies once an acquisition is consummated, that may cause an acquisition to fail.
Recent Developments
Recent Transactions
H&G Acquisition
On June 1, 2021, House & Garden Holdings, LLC (“H&G”), a Delaware limited liability company and our indirect subsidiary, closed an acquisition of 100% of the issued and outstanding shares of capital stock of House & Garden, Inc., a Nevada corporation (“HG”), Humboldt Wholesale, Inc., a California corporation (“HW”), Allied Imports & Logistics, Inc., a California corporation (“Allied”), South Coast Horticultural Supply, Inc., a California corporation (“SC” and, together with HG, HW and Allied, the “H&G Entities”) pursuant to that certain stock purchase agreement, dated as of May 21, 2021 (the “H&G Purchase Agreement”), by and among H&G, the H&G Entities, all of the stockholders of each of the H&G Entities set forth on the signature pages to the H&G Purchase Agreement (collectively, the “Sellers”) and Steven Muller, an individual resident of the State of Nevada, as Sellers’ representative, for a purchase price of $125 million (the “H&G” Acquisition).
The H&G Entities produce and distribute premium grade plant nutrients and fertilizers across the globe. We believe that the strategic combination of our leading distribution capabilities with the H&G Entities’ local and global network and nutrient manufacturing capabilities will enable their brand to grow more rapidly across the combined company’s customer base. Moreover, we believe that the H&G Acquisition will allow for us to further develop our strategy of acquiring branded manufacturers in key CEA product categories, such as plant nutrients.
Follow-on Public Offering
On May 3, 2021, we completed our follow-on public offering, in which we issued and sold 5,526,861 shares of our common stock, including the full exercise by the underwriters of their option to purchase 720,894 additional shares of our common stock, at a public offering price of $59.00 per share, which resulted in net proceeds of $309.8 million after deducting underwriting discounts and commissions and estimated offering expenses. We expect to use the proceeds from our follow-on public offering for acquisitions, working capital and other general corporate purposes.
HEAVY 16 Acquisition
On May 3, 2021, we closed an acquisition of 100% of the issued and outstanding membership interests of Field 16, LLC, a Delaware limited liability company (‘‘HEAVY 16’’), pursuant to the terms of a unit purchase and contribution agreement, dated April 26, 2021 (the ‘‘HEAVY 16 Purchase Agreement’’), by and among us, HEAVY 16, F16 Holding LLC, a California limited liability company (the ‘‘Seller’’), and the members of the Seller, for a purchase price of up to $78.1 million, consisting of $63.1 million in cash and 255,945 shares of our common stock valued at approximately $15 million based on the market price of our common stock at the time the HEAVY 16 Purchase Agreement was executed (the “HEAVY 16 Acquisition”). The purchase price includes a potential earn out payment of up to $2.5 million based on achievement of certain performance metrics. In connection with the HEAVY 16 Acquisition, we intend to enter into employment agreements with certain key employees of HEAVY 16.

HEAVY 16 is a leading manufacturer and supplier of branded plant nutritional products, with nine core products that are currently sold to approximately 300 retail stores across the U.S. The HEAVY 16 products feature a full line of premium nutrients with nine core products used in all stages of plant growth, helping to increase the yield and quality of crops.
New Distribution Centers
In April 2021, we entered into leases for two new distribution centers aggregating approximately 322,000 square feet. One is located in Fairfield, California and is the distribution center that we will relocate to from our Petaluma, California distribution facility in connection with the pending sale of that building. The other distribution center is located in Fontana, California which we will relocate to from our Sante Fe Springs, California distribution facility.
JPMorgan Credit Facility
On March 29, 2021, we and certain of our subsidiaries entered into a Senior Secured Revolving Credit Facility (the “JPMorgan Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender (“JPMorgan”), and the lenders from time to time party thereto. The JPMorgan Credit Facility replaces the Loan and Security Agreement with Encina Business Credit, LLC (as amended to date, the “Encina Credit Facility”). There was no outstanding indebtedness under the Encina Credit Facility when it was replaced. The JPMorgan Credit Facility, among other things, provides for an asset based senior revolving credit line (the “Senior Revolver”) with JPMorgan as the initial lender. The three-year Senior Revolver has a borrowing limit of $50 million. We have the right to increase the amount of the Senior Revolver in an amount up to $25 million by obtaining commitments from JPMorgan or from other lenders. Our and our subsidiaries’ obligations under the JPMorgan Credit Facility are secured by a first priority lien (subject to certain permitted liens) in substantially all of our and our subsidiaries’ respective personal property assets pursuant to the terms of a U.S. and a Canadian Pledge and Security Agreement, dated March 29, 2021 and the other security documents.
Initial Public Offering
On December 14, 2020, we completed our initial public offering (“IPO”), in which we issued and sold 9,966,667 shares of our common stock, including the full exercise by the underwriters of their option to purchase 1,300,000 additional shares of our common stock, at a public offering price of $20.00 per share, which resulted in net proceeds of $182.3 million after deducting underwriting discounts and commissions and offering expenses. The proceeds from the IPO were used to (i) repay amounts outstanding under the Term Loan Credit Agreement by and among our Subsidiary Obligors (defined below), Brightwood Loan Services, LLC (“Brightwood”) and the other lenders party thereto of $76.6 million (includes accrued interest and fees of $0.3 million), (ii) to paydown certain amounts outstanding under the Encina Credit Facility (defined below) of $33.4 million, (iii) to repay $3.3 million under the promissory note to JPMorgan Chase, N.A. through the U.S. Small Business Administrative Paycheck Protection Program (the “PPP Loan”), and (iv) to pay $2.6 million to settle the Series A Preferred Stock dividend. Our common stock began trading on the Nasdaq Global Select Market on December 10, 2020.
Effects of Coronavirus on Our Business
The World Health Organization recognized COVID-19 as a public health emergency of international concern on January 30, 2020 and as a global pandemic on March 11, 2020. Public health responses have included national pandemic preparedness and response plans, travel restrictions, quarantines, curfews, event postponements and cancellations and closures of facilities including local schools and businesses. While the rollout of vaccines has begun, the timing of vaccinations, herd immunity, and the lifting of shelter in place and similar restrictions and movement restrictions is unknown. The global pandemic and actions taken to contain COVID-19 have adversely affected the global economy and financial markets.
In response to the COVID-19 pandemic, we implemented business continuity plans designed to address the impact of the COVID-19 pandemic on our business, such as restrictions on non-essential business travel, the institution of work-from-home practices and the implementation of strategies for workplace safety at our facilities. In March 2020, the majority of the employees at our headquarters transitioned to working remotely.

For several weeks following the initial outbreak of COVID-19, we experienced a material impact to our supply chain that inhibited growth and results of operations. And from time-to-time during the COVID-19 pandemic, we experienced delays in the receipt of goods from international and domestic suppliers as well as a general slowdown in freight processing times resulting in shipping delays and higher periodic freight costs. It is difficult to predict the extent to which COVID-19 may continue to spread. As of the date of this prospectus, manufacturers in China and in North America are generally back in operation; however, new waves of the COVID-19 pandemic could result in the re-closure of factories in China and/or in North America. Quarantine orders and travel restrictions within the U.S. and other countries may also adversely impact our supply chains, the manufacturing of our own products and our ability to obtain necessary materials. Consequently, we may be unable to obtain adequate inventory to fill purchase orders or manufacture our own products, which could adversely affect our business, results of operations and financial condition. Furthermore, potential suppliers or sources of materials may pass the increase in sourcing costs due to the COVID-19 pandemic to us through price increases, thereby impacting our potential future profit margins.
Our customers reside in countries, primarily the U.S. and Canada, that are currently affected by the COVID-19 pandemic. Many of these customers have experienced shelter-in-place measures in attempts to contain the spread of COVID-19, including general lockdowns, closure of schools and non-essential businesses, bans on gatherings and travel restrictions. Although we cannot precisely quantify in absolute or relative terms, our accelerated rate of growth in net sales for the twelve months ended December 31, 2020 correlates with shelter-in-place orders issued in many locations in March 2020 in response to the COVID-19 pandemic. Our sales growth for the twelve months ended December 31, 2020 was approximately 46% higher than the same period in 2019. A portion of our net sales during this period could be due to pull-through demand for our products due to higher consumption of CEA products from individuals spending more time at home due to shelter-in-place measures. Although uncertainty created by the COVID-19 pandemic remains, and various state budgets remain under economic pressure creating a greater chance of further cannabis legalization, we cannot assure you that such a rate of growth will continue.
Our business has remained resilient during the COVID-19 pandemic. As of December 31, 2020, our manufacturing and distribution operations were viewed as essential services and continued to operate. Our key suppliers, retailers and resellers have been designated as essential services and remain open at this time; however, in certain places they are operating under reduced hours and capacity limitations. The majority of U.S. and Canadian cannabis businesses have been designated as essential by U.S. states and Canadian government authorities.
The extent to which the COVID-19 pandemic will ultimately impact our business, results of operations, financial condition and cash flows depends on future developments that are highly uncertain, rapidly evolving and difficult to predict at this time. Depending on the length and severity of COVID-19, we may experience an increase or decrease in customer orders driven by volatility in consumer shopping and consumption behavior. It is difficult to assess or quantify with precision the impact COVID-19 has directly had on our business since we cannot precisely quantify the impacts, if any, that the various effects (e.g. possible positive demand impact from shelter-in-place orders in the U.S., possible negative supply chain impact from workforce disruption at international and domestic suppliers and domestic ports and the possible negative impact on transportation costs) have had on the overall business. And so, while we do not believe that we are experiencing net material adverse impacts at this time, given the global economic slowdown, the overall disruption of global supply chains and distribution systems and the other risks and uncertainties associated with the COVID-19 pandemic, our business, financial condition, results of operations and growth prospects could be materially and adversely affected. While we believe that we are well positioned for the future as we navigate the crisis and prepare for an eventual return to a more normal operating environment, we continue to closely monitor the COVID-19 pandemic as we evolve our business continuity plans and response strategy.
Corporate Structure
We have been in the business of indoor gardening since Hydrofarm, LLC, (originally, Applied Hydroponics, Inc.), one of our wholly-owned subsidiaries, was formed in the State of California on May 4, 1977. We conduct our business through our wholly-owned, direct and indirect subsidiaries. Hydrofarm Holdings LLC is a shell entity and a subsidiary of Hydrofarm Holdings Group, Inc.; Hydrofarm Holdings

LLC’s subsidiary is Hydrofarm, LLC, our primary operating entity. The chart below depicts our current organizational structure:

Hydrofarm Holdings Group, Inc. (Delaware C corp)
100%
Hydrofarm Investment Corp. (Delaware C corp)
100%
Hydrofarm Holdings LLC (Delaware LLC)
100%
Hydrofarm, LLC (California LLC)
100%
100%
100%
100%
100%
100%
EHH Holdings, LLC (US Sub)
Shenzhen Representative Office of Hydrofarm Inc. (USA) (China Subsidiary)
Sunblaster LLC (US Sub)
Hydrofarm Canada, LLC (US Sub)
Field 16, LLC (Delaware LLC) (Heavy 16)
House & Garden Holdings LLC (Delaware LLC)
100%
100%
100%
Eltac XXI S.L. (Spanish Subsidiary)
Sunblaster Holdings ULC (BC Subsidiary)
Eddi's Wholesale Garden Supplies Ltd. (BC Corporation)
House & Garden, Inc. (CA C-Corp)
Humboldt Wholesale, Inc. (CA C-Corp)
Allied Imports & Logistics, Inc. (CA C-Corp)
South Coast Horticultural Supply, Inc. (C-Corp) (Mad Farmer)

Corporate Information
We were incorporated in Delaware in January 2017 under the name Innovation Acquisition One Corp. Our predecessor company, originally called Applied Hydroponics, Inc., was founded in 1977 in Northern California. We changed our name to Hydrofarm Holdings Group, Inc. on August 3, 2018. Our principal executive offices are located at 290 Canal Road, Fairless Hills, Pennsylvania 19030 (the “HQ”) and our telephone number is (707) 765-9990. Our website address is www.hydrofarm.com. The information contained on, or that can be accessed through, our website is not, and shall not be deemed to be part of, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

THE OFFERING
Common stock offered by the selling stockholders
Up to 3,369,138 shares of common stock underlying the Investor Warrants.
Use of Proceeds
We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will receive the exercise price upon any exercise of the Investor Warrants, to the extent exercised on a cash basis. If the Investor Warrants are exercised in full, we would receive gross proceeds of approximately $56,803,667. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holders of the Investor Warrants are not obligated to exercise the Investor Warrants, and we cannot predict whether and when, if ever, the holders of the Investor Warrants will choose to exercise the Investor Warrants, in whole or in part. See “Use of Proceeds” beginning on page 24 of this prospectus.
Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in our common stock.
Nasdaq Global Select Market Symbol
“HYFM”
In addition, unless we specifically state otherwise, the information in this prospectus assumes a 1-for-3.3712 reverse stock split of our common stock effected on November 24, 2020.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
The following table presents our summary of consolidated financial and other data for the years ended December 31, 2020 and 2019, and the three months ended March 31, 2021 and 2020. We have derived the following consolidated financial and other data for the years ended December 31, 2020 and 2019 from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. We have derived the following consolidated financial and other data for the three months ended March 31, 2021 and 2020 from our unaudited interim condensed consolidated financial statements and the notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of future results of operations and the results of operations for the three months ended March 31, 2021 are not necessarily indicative of results for the full year. You should read the following summary consolidated financial and other data together with our audited consolidated financial statements and the related notes incorporated by reference in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus from our Annual Report and our Quarterly Report. You should also read “Prospectus Summary — Recent Developments — Initial Public Offering” for a summary of our IPO and related debt repayments.
	Three months ended March 31,		Years ended December 31,
	2021	2020	2020	2019
	(In thousands, except per share amounts)
Income statement data for period ended:
Net sales	$111,389	$66,897	$342,205	$235,111
Gross profit	23,223	11,564	63,633	27,086
Selling, general and administrative	16,826	11,722	58,492	43,784
Impairment, restructuring and other(a)	15	9	860	10,035
Income (loss) from operations	6,382	(167)	4,281	(26,733)
Interest expense	90	2,803	10,141	13,467
Net Income (Loss)	4,940	(3,093)	(7,273)	(40,083)
Net Income (Loss) attributable to common stockholders	4,940	(3,727)	(9,870)	(40,083)
Net Income (Loss) per share attributable to common stockholders – diluted	$0.13	$(0.18)	$(0.46)	$(1.94)
Cash flows (used in) provided by:
Operating activities	$(2,638)	$(1,747)	$(44,825)	$(13,302)
Investing activities	(445)	1,932	546	(3,818)
Financing activities	(11,827)	(1,234)	88,145	19,900
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,914)	(1,195)	44,098	4,934
Other data:
Adjusted EBITDA(b)	$9,905	$1,591	$21,076	$(9,495)
Adjusted EBITDA as a percent of net sales(b)	8.9%	2.4%	6.2%	-4.0%
Gross profit margin (gross profit as % of net sales)	20.8%	17.3%	18.6%	11.5%
Capital expenditures(c)	428	82	1,508	768
Federal net operating loss carryforwards	—	—	62,500	58,000

	As of March 31,		As of December 31,
	2021	2020	2020	2019
	(In thousands)
Balance sheet data as of end of period:
Cash, cash equivalents and restricted cash	$62,041	$31,662	$76,955	$32,857
Working capital(d)	150,021	42,372	151,217	40,547
Total assets	282,677	183,494	275,795	185,651
Long-term debt(e)	1,060	103,216	1,036	107,932
Total liabilities	70,829	152,864	64,877	154,471
Convertible preferred stock	—	26,228	—	21,802
Stockholders’ equity	211,848	4,402	210,918	9,378

(a)
Impairment, restructuring and other expenses primarily relate to impairment on intangible assets; restructuring costs; fees for various statutory filings; severance costs for a reduction-in-force; and, costs to early terminate several leases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Impairment, restructuring and other” in our Annual Report and our Quarterly Report.

(b)
For information regarding our use of adjusted EBITDA and its reconciliation to net income (loss) and adjusted EBITDA as a percent of net sales, see “Summary Consolidated Financial and Other Data” under “Non-GAAP financial measures” following this table.

(c)
Capital expenditures relate to purchases of property, equipment and computer software.

(d)
Working capital represents current assets less current liabilities.

(e)
Long-term debt represents current and long-term portions of interest bearing debt, net of issuance costs.

Non-GAAP financial measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America (‘‘U.S. GAAP’’ or ‘‘GAAP’’). However, management believes that certain non-GAAP financial measures provide investors of our financial information with additional useful information in evaluating our performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
To supplement our audited consolidated financial statements which are prepared in accordance with GAAP, we use “Adjusted EBITDA” and “Adjusted EBITDA as a percent of sales” which are non-GAAP financial measures (collectively referred to as “Adjusted EBITDA”). Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•
Adjusted EBITDA does not reflect the significant interest expense, or the amounts necessary to service interest or principal payments on our indebtedness;

•
Adjusted EBITDA excludes depreciation and amortization, and although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•
Adjusted EBITDA does not reflect our tax provision that adjusts cash available to us;

•
Adjusted EBITDA excludes the non-cash component of stock-based compensation;

•
Adjusted EBITDA excludes the amount of employer payroll taxes on stock-based compensation; and

•
Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

We define Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs, which we do not consider in our evaluation of ongoing operating performance. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Adjusted EBITDA for each of the years ended December 31, 2020 and 2019 and each of the three months ended March 31, 2021 and 2020:
	Three months ended March 31,		Years ended December 31,
	2021	2020	2020	2019
	(In thousands)
Net Income (Loss)	$4,940	$(3,093)	$(7,273)	$(40,083)
Interest expense	90	2,803	10,141	13,467
Income tax expense (benefit)	756	144	576	(691)
Depreciation and amortization	1,591	1,715	6,779	6,995
Impairment, restructuring and other	15	9	860	10,035
Acquisition expenses*	659	—	—	—
Other income, net	(84)	(21)	(70)	(105)
Stock-based compensation**	1,258	34	9,156	208
Loss on debt extinguishment	680	—	907	679
Adjusted EBITDA	$9,905	$1,591	$21,076	$(9,495)
Adjusted EBITDA as a percent of net sales	8.9%	2.4%	6.2%	-4.0%

(*)
Includes consulting, transaction services and legal fees incurred for the completed HEAVY 16 acquisition and certain potential acquisitions.

(**)
Includes the amount of employer payroll taxes on stock-based compensation.

RISK FACTORS
Investing in shares of our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in our Annual Report, as revised or supplemented by our Quarterly Reports filed with the SEC since the filing of our Annual Report, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference herein contain certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “will” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this prospectus under the headings “Prospectus Summary” and “Risk Factors” and in our Annual Report and our Quarterly Report under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary” and “Risk Factors” and in our Annual Report and our Quarterly Report under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” may cause our actual results, levels of activity, performance or events and circumstances to differ materially from any future results, levels of activity, performance or events and circumstances expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
•
general economic and financial conditions, specifically in the U.S. and Canada;

•
the adverse effects of public health epidemics, including the recent COVID-19 outbreak, on our business, results of operations and financial condition;

•
federal and state legislation and regulations pertaining to the use and cultivation of cannabis in the U.S., and such laws and regulations in Canada;

•
the costs of being a public company;

•
our ability to keep pace with technological advances;

•
our ability to successfully identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the business of acquired companies;

•
the success of our marketing activities;

•
a disruption of breach of our information technology systems;

•
our current level of indebtedness;

•
our dependence on third parties;

•
the performance of third parties on which we depend;

•
the fluctuation in the prices of the products we distribute;

•
competitive industry pressures;

•
the consolidation of our industry;

•
compliance with environmental, health and safety laws;

•
our ability to obtain and maintain protection for our intellectual property and proprietary rights;

•
our ability to protect and defend against litigation, including claims related to intellectual property and proprietary rights;

•
product shortages and relationships with key suppliers;

•
our ability to attract key employees;

•
the volatility of the price of our common stock;

•
the marketability of our common stock; and

•
other risks and uncertainties, including those listed in “Risk Factors.”

Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to new information, actual results or to changes in our expectations, except as required by law.
You should read this prospectus, our Annual Report and our Quarterly Report, which are incorporated by reference in the prospectus, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby.
We will receive the exercise price upon any exercise of the Investor Warrants, to the extent exercised on a cash basis. If all the Investor Warrants were exercised, we would receive gross proceeds of approximately $56,803,667. However, the holders of the Investor Warrants are not obligated to exercise the Investor Warrants, and we cannot predict whether or when, if ever, the holders of the Investor Warrants will choose to exercise the Investor Warrants, in whole or in part. Accordingly, any proceeds from such exercise will be used for general corporate purposes and working capital.

DIVIDEND POLICY
We have no direct operations and no significant assets other than ownership of capital stock and equity interests of our subsidiaries. Because we conduct operations through our subsidiaries, we depend on our subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations. Legal and contractual restrictions in our credit facility and other agreements which may govern future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries might not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or other obligations.
We have never declared nor paid any cash dividends to holders of our common stock. Except as described herein, we currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends to holders of our common stock in the foreseeable future, but will review this policy as circumstances dictate. The declaration and payment of all future dividends to holders of our common stock, if any, will be at the sole discretion of our board of directors, which retains the right to change our dividend policy at any time. In addition, our ability to pay dividends is currently restricted by the terms of the JPMorgan Credit Facility and, in addition, future debt or other financings, if any, may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our securities.

SELLING STOCKHOLDERS
This prospectus relates to the offer and sale from time to time of up to 3,369,138 shares of our common stock by the selling stockholders. The number of shares offered for sale by the selling stockholders consists of up to 3,369,138 shares of our common stock currently issuable upon the exercise of the Investor Warrants, which were issued in connection with the Private Placement. For additional information regarding the issuance of our common stock and the Investor Warrants in connection with the Private Placement, see “Business — History” and “Certain Relationships and Related Party Transactions — The Merger and Concurrent Offering,” respectively. We are registering the shares of our common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders are investors who have had no position, office, or other material relationship (other than as a purchaser of securities) with us or any of our affiliates within the past three years, except as disclosed in this prospectus under “Relationships with Certain Selling Stockholders.” Our knowledge is based on information provided by selling stockholder questionnaires in connection with the filing of this prospectus. Certain selling stockholders failed to return their selling stockholder questionnaires to the Company. Therefore, the information provided in this table for such selling stockholders is based solely on the Company’s records for the number of shares of common stock and warrants exercisable for shares of common stock that such selling stockholders purchased from the Company.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its respective ownership of shares of common stock and Investor Warrants, as of May 10, 2021, assuming exercise of the Investor Warrants held by such selling stockholders on that date. The number of shares in the third column “Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby” represents all of the shares that the selling stockholders may offer under this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, and the fifth column sets forth the applicable percentages assuming such sale based on 39,812,222 shares of our common stock outstanding.
Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law. Unless otherwise noted below, the address of each selling stockholder listed on the table is c/o Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030.
Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Peter Wardenburg(5)	2,320,119	242,341	2,077,778	5.2%
Aaron Serruya(6)	1,557,919	77,253	1,480,666	3.7%
Simon Serruya(7)	1,557,919	77,253	1,480,666	3.7%
Jacques Serruya(8)	1,557,919	77,253	1,480,666	3.7%
Michael Serruya(9)	1,557,918	77,253	1,480,665	3.7%
Chris Payne(10)	2,299,331	108,583	2,190,748	5.5%
John Tomes(11)	2,239,784	104,990	2,134,794	5.3%
Terra Tech Corp.(12)	889,891	296,631	593,260	1.5%
Mark E. Bailey+(13)	889,892	296,632	593,260	1.5%
South Florida HF LLC(14)	291,606	50,304	241,302	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Post Road Equity, LLC(15)	803,535	88,990	714,545	1.8%
Arch Street Holdings I, LLC(16)	101,204	5,031	96,173	*
Lester Petracca(17)	146,090	44,495	101,595	*
First Riverside Investors LP(18)	195,420	65,141	130,279	*
Reserved(19)
Emerald Shoals Ventures, LLC(20)	121,027	40,344	80,683	*
Derek Peterson(21)	128,292	11,866	116,426	*
Michael Nahass(22)	110,494	5,933	104,561	*
M2B Funding Corporation(23)	116,798	29,664	87,134	*
Riverside Merchant Partners LLC(24)	88,990	29,664	59,326	*
Matthew Lee Morgan(25)	88,990	29,664	59,326	*
Asian Gateway Limited(26)	88,990	29,664	59,326	*
Tayeb & Naima Souami JTIC(27)	88,990	29,664	59,326	*
Neil Kabous(28)	88,990	29,664	59,326	*
Donald Zoltan(29)	99,663	23,731	75,932	*
Dominion Capital LLC(30)	80,460	23,731	56,729	*
Millennium Trust Cust. FBO Laurence G. Allen IRA(31)	62,293	20,765	41,528	*
Millennium Trust Company FBO Paul Lapping Roth IRA Acct. # xxxx25590(32)	62,293	20,765	41,528	*
John A. Elway Revocable Trust(33)	138,144	17,798	120,346	*
William D. Morehead(34)	53,393	17,798	35,595	*
Nimesh Kumar Amin(35)	76,752	23,731	53,021	*
Jason Halpern(36)	53,393	17,798	35,595	*
Sophie Reuben Living Trust(37)	53,394	17,799	35,595	*
Raymond J. Bonanno and Joan E. Bonanno(38)	44,495	14,832	29,663	*
Kenneth Halbert(39)	44,495	14,832	29,663	*
Bobcat Property Trust of Angel Fire, NM(40)	44,495	14,832	29,663	*
Bellridge Capital LP(41)	44,495	14,832	29,663	*
Michael Antonov(42)	88,990	29,664	59,326	*
Charles Klein & Helene Klein(43)	44,495	14,832	29,663	*
John Falkner(44)	44,495	14,832	29,663	*
Clayton A. Struve(45)	88,990	29,664	59,326	*
Gregg D. Rock(46)	44,495	14,832	29,663	*
Keith Murphy(47)	51,910	14,832	37,078	*
Felix Vulis(48)	44,495	14,832	29,663	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Paul Fisher(49)	44,495	14,832	29,663	*
ACP X, L.P.(50)	44,495	14,832	29,663	*
Bruce & Kathryn Evans Joint Tenants in the Entirety(51)	44,495	14,832	29,663	*
Edan Dean Consulting Inc.(52)	44,495	14,832	29,663	*
William Moreland(53)	44,495	14,832	29,663	*
Alfiah Nissim(54)	44,495	14,832	29,663	*
John Pappajohn(55)	44,495	14,832	29,663	*
Gregory Licata(56)	44,495	14,832	29,663	*
Clifford Berger(57)	44,494	14,832	29,662	*
Michael Balducci(58)	35,596	11,866	23,730	*
Tres Calas LLC(59)	35,596	11,866	23,730	*
Marty Burger(60)	35,596	11,866	23,730	*
Santiago Albanese & Alicia Margarita Sagasti JTWROS(61)	35,596	11,866	23,730	*
Arthur Berry III(62)	35,596	11,866	23,730	*
CS 2018 Family Trust(63)	35,596	11,866	23,730	*
Paporr LLC(64)	35,596	11,866	23,730	*
Richard & Andrea Levinson(65)	35,596	11,866	23,730	*
IS 2018 Family Trust(66)	35,596	11,866	23,730	*
Equity IQ LLC(67)	35,596	11,866	23,730	*
Souheil Haddad(68)	35,596	11,866	23,730	*
LR Equity Inc.(69)	35,596	11,866	23,730	*
ACNYC LLC(70)	35,596	11,866	23,730	*
Peter A. Wright(71)	35,596	11,866	23,730	*
SHN Financial Investments Ltd(72)	26,696	8,899	17,797	*
L1 Capital Global Opportunities Master Fund (73)	26,696	8,899	17,797	*
Safika Properties Pty Ltd(74)	26,696	8,899	17,797	*
Thomas Knoll(75)	26,696	8,899	17,797	*
Jeffry W. Bernstein(76)	26,696	8,899	17,797	*
Jerry & Marleen Lipschultz(77)	26,696	8,899	17,797	*
The 2000 Welch Charitable Remainder Unitrust Agreement II(78)	26,696	8,899	17,797	*
Adrian Kimberly(79)	25,807	8,603	17,204	*
Greg Goldsmith Trust(80)	22,247	7,416	14,831	*
Robert M. Herbst(81)	22,247	7,416	14,831	*
Heidi Kirsch Trust(82)	22,247	7,416	14,831	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Diana and David Freshwater Living Trust dtd 1/20/04(83)	22,247	7,416	14,831	*
Michael Frohlich(84)	19,577	6,526	13,051	*
Grays Peak Ventures LLC(85)	17,803	5,935	11,868	*
The Novo Agency LLC(86)	17,798	5,933	11,865	*
The Woodland Trust(87)	17,798	5,933	11,865	*
Pomatto Investments Family Limited Partnership(88)	17,798	5,933	11,865	*
Ramnarian Jaigobind+(89)	17,798	5,933	11,865	*
Law Office of Kenneth E. Chyten Defined Benefit Pension Plan(90)	17,798	5,933	11,865	*
Jeffrey Halbert(91)	17,798	5,933	11,865	*
Jan Arnett(92)	17,798	5,933	11,865	*
Barbara Patterson(93)	17,798	5,933	11,865	*
Timothy Wells(94)	17,798	5,933	11,865	*
Gregg D. Rock DPMPC Defined Benefit Plan (95)	17,798	5,933	11,865	*
John Alexander Palesty(96)	17,798	5,933	11,865	*
MFK Holdings, LLC(97)	17,798	5,933	11,865	*
Pensco Trust Company FBO Laurence G. Allen, IRA(98)	17,798	5,933	11,865	*
Thomas A. Masci, Jr.(99)	17,798	5,933	11,865	*
Maranza Robinson(100)	17,798	5,933	11,865	*
Adolfo & Donna Carmona(101)	17,798	5,933	11,865	*
Steven and Jennifer Hirschfeld(102)	35,596	11,866	23,730	*
Jose Luis Fernandez(103)	17,798	5,933	11,865	*
Mara Roth(104)	17,798	5,933	11,865	*
Barbara Martoglio(105)	17,798	5,933	11,865	*
Geoffrey Hoguet(106)	17,798	5,933	11,865
Haitham & Christy Elsheikh(107)	17,798	5,933	11,865	*
Poelstra Family Trust(108)	17,798	5,933	11,865	*
Pensco Trust Co. FBO John R. Williams IRA (109)	17,798	5,933	11,865	*
Dyke Rogers(110)	17,798	5,933	11,865	*
Debra Reuben(111)	17,798	5,933	11,865	*
Bryan A. Bertoglio(112)	17,798	5,933	11,865	*
2005 Younger Trust(113)	17,798	5,933	11,865	*
Robert Gladstone(114)	17,798	5,933	11,865	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Benjamin Wolin(115)	17,798	5,933	11,865	*
Alstean Advisors, Ltd.(116)	17,798	5,933	11,865	*
Alex Bryan Broadus(117)	17,798	5,933	11,865	*
Michael J. Pierce(118)	17,798	5,933	11,865	*
Burt Stangarone(119)	17,798	5,933	11,865	*
RL Capital Partners, L.P.(120)	17,798	5,933	11,865	*
The Finder Family Trust(121)	17,798	5,933	11,865	*
Keith Harper(122)	17,798	5,933	11,865	*
Peter W. Janssen(123)	17,798	5,933	11,865	*
Isagen LLC(124)	17,798	5,933	11,865	*
Mazen Hanna(125)	17,798	5,933	11,865	*
Raffaele Attar(126)	17,798	5,933	11,865	*
Martin Feinberg(127)	17,798	5,933	11,865	*
Guilin LLC(128)	17,798	5,933	11,865	*
Samer Garas(129)	17,798	5,933	11,865	*
Rexford Capital LLC(130)	17,798	5,933	11,865	*
Ligi Investments LLLP(131)	17,798	5,933	11,865	*
Harry Ioannou(132)	35,224	5,562	29,662	*
Steven D. Nye & Heidi E. Nye(133)	16,018	5,340	10,678	*
Williams Crane Service, Inc.(134)	14,239	4,747	9,492	*
At Media Corp.(135)	17,946	4,747	13,199	*
Center Fold Corporation S.A.(136)	14,239	4,747	9,492	*
Phu Van Nguyen(137)	14,143	4,715	9,428	*
Stephen Gao(138)	13,348	4,450	8,898	*
Simon Cohen(139)	13,348	4,450	8,898	*
MWR 07 SA(140)	13,348	4,450	8,898	*
Buzkin Family LLC(141)	13,348	4,450	8,898	*
GDR Associates GP(142)	12,458	4,153	8,305	*
Zachary Hirsch(143)	16,314	2,967	13,347	*
Zemel Family Trust(144)	10,679	3,560	7,119	*
Greg D. Rock DPMPC(145)	10,679	3,560	7,119	*
Renat Gibadullin(146)	11,752	2,969	8,783	*
Chambers Family Living Trust(147)	8,899	2,967	5,932	*
Printech LLC(148)	8,899	2,967	5,932	*
Jacob H. Widlitz(149)	8,899	2,967	5,932	*
Daniel H. Hildebrand Trust U/A Dtd 07/21/1993(150)	8,899	2,967	5,932	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
John Scott Bradley and Jenny Bradley JTWROS(151)	8,899	2,967	5,932	*
Steven Roy Bento(152)	8,899	2,967	5,932	*
Joseph Roberts(153)	8,899	2,967	5,932	*
Vishanta Revocable Trust(154)	8,899	2,967	5,932	*
Howard Kent(155)	13,349	4,451	8,898	*
Michael & Allison Trotter(156)	8,899	2,967	5,932	*
Paul St. Pierre(157)	8,899	2,967	5,932	*
Veronica Marano & Thomas Volckening(158)	17,798	5,934	11,864	*
Patrick Decavaignac(159)	8,899	2,967	5,932	*
Tammron Kleeman(160)	8,899	2,967	5,932	*
Melvin A. Krueger(161)	8,899	2,967	5,932	*
Robert M. Lavinsky(162)	8,899	2,967	5,932	*
The Rabbit Trust(163)	8,899	2,967	5,932	*
Duane Blech and Andrea Blech, Trustees of the Duane and Andrea Blech Revocable Trust Dated August 10, 2005 and Any Amendments Thereto(164)	8,899	2,967	5,932	*
Carl A. Blasé(165)	8,899	2,967	5,932	*
IQ Financial, Inc.(166)	8,899	2,967	5,932	*
John Webb(167)	8,899	2,967	5,932	*
James Kaufman(168)	8,899	2,967	5,932	*
Matthew Giulliani(169)	8,899	2,967	5,932	*
Brett Newman+(170)	8,899	2,967	5,932	*
Christy Howells Ericson(171)	8,899	2,967	5,932	*
Diego Ricol(172)	8,899	2,967	5,932	*
Robert S. Clay(173)	8,899	2,967	5,932	*
Lee Christopher Brandon(174)	16,019	5,341	10,678	*
Steven Franklin(175)	8,899	2,967	5,932	*
David Snazuk & Janet Snazuk JTWROS(176)	17,799	5,934	11,865	*
Natalie E. Cohen(177)	8,899	2,967	5,932	*
Napeague Capital, LLC+(178)	8,899	2,967	5,932	*
Covey Financial Inc.+(179)	8,899	2,967	5,932	*
Cheryl Hintzen(180)	8,899	2,967	5,932	*
Brian & Nancy Kessler JTWROS(181)	8,899	2,967	5,932	*
Elizabeth D. Edelson(182)	8,899	2,967	5,932	*
MIS Equity Strategies LP(183)	8,899	2,967	5,932	*
Pensco Trust Co. FBO Gregg Rock IRA(184)	8,899	2,967	5,932	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Bryce James Boland(185)	8,899	2,967	5,932	*
Bradley Eric Beckerman(186)	8,899	2,967	5,932	*
Kevin Hirsch(187)	8,899	2,967	5,932	*
Steven Collins(188)	8,899	2,967	5,932	*
Ramjet Capital Ltd.(189)	8,899	2,967	5,932	*
Hernan Van Waveren(190)	8,899	2,967	5,932	*
James P. Bell(191)	8,899	2,967	5,932	*
Pensco Trust Co. FBO Sidney Cole IRA(192)	8,899	2,967	5,932	*
Arthur Klausner(193)	8,899	2,967	5,932	*
Arthur Belton(194)	8,899	2,967	5,932	*
Roger D. Bozarth(195)	8,899	2,967	5,932	*
Dara Yanowitz+(196)	8,899	2,967	5,932	*
Isaac Mendal Family Trust I(197)	8,899	2,967	5,932	*
Jeffrey Grodko(198)	8,899	2,967	5,932	*
Jay & Toni Youngerman(199)	14,238	4,747	9,491	*
Michael Klein(200)	8,899	2,967	5,932	*
Manny Family Revocable Trust(201)	8,899	2,967	5,932	*
Zvi Leibovich(202)	8,899	2,967	5,932	*
Thomas P. Remley Revocable Living Trust dtd 5/15/09(203)	8,899	2,967	5,932	*
Anthony G. Polak(204)	8,899	2,967	5,932	*
Domaco Venture Capital Fund(205)	8,899	2,967	5,932	*
Michael Delaney(206)	8,899	2,967	5,932	*
Michael Giordano(207)	8,899	2,967	5,932	*
Linda R. Fisher(208)	8,899	2,967	5,932	*
RL Capital Management Corp.(209)	8,899	2,967	5,932	*
Babu L. Jain(210)	8,899	2,967	5,932	*
Ira Kalfus(211)	8,899	2,967	5,932	*
Avani Estates LLC(212)	8,899	2,967	5,932	*
David P. Gaudio(213)	8,899	2,967	5,932	*
Gwen Wiener(214)	8,899	2,967	5,932	*
John Sannar(215)	8,899	2,967	5,932	*
Pensco Trust Company, LLC. Cust. FBO John Burke IRA(216)	8,899	2,967	5,932	*
Jimmie Dwayne Kelley(217)	8,899	2,967	5,932	*
Menachem Deutsch(218)	8,899	2,967	5,932	*
Joseph O. Manzi(219)	8,899	2,967	5,932	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Gery Tomassoni(220)	8,899	2,967	5,932	*
Trevor P. Castor(221)	8,899	2,967	5,932	*
Carlos A. & Mary Lisette Safie(222)	8,899	2,967	5,932	*
Kelley Joe Gaskins(223)	8,899	2,967	5,932	*
Ordian Limited(224)	8,720	2,907	5,813	*
Pensco Trust Co. FBO James A. Herzoff IRA (225)	7,120	2,374	4,746	*
Christopher Reynolds & Linda Seyfert(226)	7,120	2,374	4,746	*
EME Kikirov Inc.(227)	6,229	2,077	4,152	*
Dale Myer(228)	6,229	2,077	4,152	*
Philip H. Gillin(229)	6,229	2,077	4,152	*
Stourbridge Investments LLC(230)	6,229	2,077	4,152	*
Pensco Trust Co. FBO Audra J. Hornig IRA (231)	5,873	1,958	3,915	*
Jeffrey Springer(232)	45,066	1,780	43,286	*
Nguni Investments Pty Ltd.(233)	5,339	1,780	3,559	*
Lesmar Investments Pty Ltd ACN 150864485 as Trustee for Lesmar Family Trust(234)	5,339	1,780	3,559	*
Kenneth Moelhoff(235)	5,339	1,780	3,559	*
Pensco Trust Co. FBO Jeffrey Coopersmith IRA(236)	5,339	1,780	3,559	*
Joshua Movtady(237)	5,339	1,780	3,559	*
Christopher J. and Denise M. Blum JTWROS (238)	5,339	1,780	3,559	*
Daniel J. Gilbert(239)	5,339	1,780	3,559	*
Antonyk Ter-Gevondyan(240)	5,339	1,780	3,559	*
John L. Lucas(241)	4,984	1,662	3,322	*
Golden Peak Capital, LLC(242)	4,627	1,543	3,084	*
Union Square Energy Advisors Ltd.(243)	4,627	1,543	3,084	*
Daybreak Associates LLC(244)	4,457	1,486	2,971	*
Timothy P and Monica Hanley(245)	4,450	1,484	2,966	*
Universal Commodities, Inc.(246)	4,450	1,484	2,966	*
Equity Opportunity Partners, L.P.(247)	4,450	1,484	2,966	*
Hillcrest Investors I Ltd.(248)	8,900	2,968	5,932	*
Allen Research Endowment Inc.(249)	4,450	1,484	2,966	*
Keith M. Hladek(250)	4,450	1,484	2,966	*
Robert M. Pons(251)	4,450	1,484	2,966	*
Patrick Gaccetta(252)	4,450	1,484	2,966	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Roger Karr(253)	4,450	1,484	2,966	*
Bassam Shihadeh(254)	4,450	1,484	2,966	*
Equity Trust Company, Custodian, FBO James Bryan Moore III Roth IRA(255)	8,900	2,968	5,932	*
Robert J. Lindsay, Sr.(256)	4,450	1,484	2,966	*
David Hackett(257)	4,450	1,484	2,966	*
Rudiger Lenz(258)	4,450	1,484	2,966	*
Thomas Rings(259)	4,450	1,484	2,966	*
Carlyle E. Eubank II(260)	4,450	1,484	2,966	*
Erica Kent(261)	4,450	1,484	2,966	*
Jeff Smith(262)	4,450	1,484	2,966	*
The Roger C. Clarke Revocable Trust Dated April 28, 2009(263)	4,450	1,484	2,966	*
Stephen Smith & Ana Mercedes Augusta Garcia Ocampo, JTWROS(264)	4,450	1,484	2,966	*
Tod Emery(265)	4,450	1,484	2,966	*
William Fessler(266)	4,450	1,484	2,966	*
Steve Tate(267)	4,450	1,484	2,966	*
Anthony B. Zaremba(268)	4,450	1,484	2,966	*
S. Edward Sarskas(269)	4,450	1,484	2,966	*
Michael Osborn(270)	4,450	1,484	2,966	*
Mickey Robinson(271)	4,450	1,484	2,966	*
Seth Goldberg(272)	4,450	1,484	2,966	*
John C. Morgan(273)	4,450	1,484	2,966	*
Sharon Quest(274)	4,450	1,484	2,966	*
Scott Bergland(275)	4,450	1,484	2,966	*
Howard Kent TTEE Marci Kent Spousal Lifetime Trust(276)	4,450	1,484	2,966	*
Keith Ladue(277)	4,450	1,484	2,966	*
SHNY Place LLC(278)	4,450	1,484	2,966	*
Irwin Steinberg Insurance Trust+(279)	4,450	1,484	2,966	*
James Nichols(280)	4,450	1,484	2,966	*
Patrick Gunning(281)	4,450	1,484	2,966	*
Daniel Fagin(282)	4,450	1,484	2,966	*
Lawrence Berney(283)	4,450	1,484	2,966	*
David & Toby Hirschfeld(284)	4,450	1,484	2,966	*
Preston Edward Cloke(285)	4,450	1,484	2,966	*
Charles Scott(286)	7,119	2,374	4,745	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Terry T. & Lisa M. Bushka JTWROS(287)	4,450	1,484	2,966	*
Chad Heimsoth(288)	4,450	1,484	2,966	*
Eugene Geraci(289)	4,450	1,484	2,966	*
Erich J. Weidenbener(290)	8,010	2,671	5,339	*
Bruce Perline(291)	4,450	1,484	2,966	*
Donald P. Sesterhenn(292)	4,450	1,484	2,966	*
Mario Mazzettini & Deborah Mazzettini(293)	4,450	1,484	2,966	*
Akita Partners, LLC(294)	4,450	1,484	2,966	*
The Anthony & Angela Reed Family Trust(295)	4,450	1,484	2,966	*
Pensco Trust FBO Theodore Flocco(296)	4,450	1,484	2,966	*
William Havlik & Deborah Havlik JTWROS (297)	6,230	2,078	4,152	*
Monica Samson(298)	4,450	1,484	2,966	*
Moises Roizental & Haude Menasche Roizental (299)	4,450	1,484	2,966	*
Pensco Trust Co. FBO David Reimer IRA(300)	4,450	1,484	2,966	*
Theodore Hesemann(301)	4,450	1,484	2,966	*
John D. Alexander(302)	4,450	1,484	2,966	*
Charles Galat(303)	4,450	1,484	2,966	*
Hemant P. Singh & Benedict H. Singh+(304)	4,450	1,484	2,966	*
Roger Ades(305)	4,450	1,484	2,966	*
LGA Investments Family L.P.(306)	4,450	1,484	2,966	*
Stephen Schloss(307)	4,450	1,484	2,966	*
Henry A. Kessler Living Trust(308)	4,450	1,484	2,966	*
Steven Romanowski(309)	4,450	1,484	2,966	*
James S. Kiening(310)	4,450	1,484	2,966	*
Michael Stoecker(311)	4,450	1,484	2,966	*
Donald R. Davis(312)	4,450	1,484	2,966	*
Jere D. Peak(313)	4,450	1,484	2,966	*
James O. Hurlbert(314)	4,450	1,484	2,966	*
Wolcot Capital Inc.(315)	4,450	1,484	2,966	*
The McCredie Family Revocable Trust(316)	4,450	1,484	2,966	*
Fred Polak(317)	4,450	1,484	2,966	*
Jamie Polak(318)	4,450	1,484	2,966	*
Robert M. Katz(319)	4,450	1,484	2,966	*
Nimesh A. Shah(320)	4,450	1,484	2,966	*
Big Thunder LLC(321)	4,450	1,484	2,966	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Raymond Porcelli Revocable Living Trust u/a 4/17/07(322)	4,450	1,484	2,966	*
Kin Shing Wong(323)	4,450	1,484	2,966	*
Peter H. Colettis(324)	4,450	1,484	2,966	*
Lawrence W. Schwartz/Deborah A. Schwartz (325)	4,450	1,484	2,966	*
Hurricane Capital Management LLC(326)	4,450	1,484	2,966	*
Robert Weiss(327)	4,450	1,484	2,966	*
Anthony Andre, Jr. & Jennifer Andre, JTWROS(328)	4,450	1,484	2,966	*
Declaration of Trust of Bernard D. Paul, dtd. 12/23/176, as amended(329)	4,450	1,484	2,966	*
Mallory Kirsch(330)	4,450	1,484	2,966	*
Kimberly Kirsch(331)	4,450	1,484	2,966	*
Theodore Kirsch(332)	4,450	1,484	2,966	*
Margrit Polak(333)	4,450	1,484	2,966	*
John V. Boulger(334)	4,450	1,484	2,966	*
Joseph Broudy(335)	4,450	1,484	2,966	*
Firas Hussain(336)	4,450	1,484	2,966	*
Douglas Scott Aaron(337)	4,450	1,484	2,966	*
Ashok & Harshidu Patel(338)	4,450	1,484	2,966	*
Doug Reed(339)	4,450	1,484	2,966	*
Micheal G. Ginder(340)	4,450	1,484	2,966	*
Jeffrey Weber, Harold Weber JT(341)	4,450	1,484	2,966	*
John C. Boyer & Marilyn L. Boyer(342)	4,450	1,484	2,966	*
Daniel Salvas(343)	4,450	1,484	2,966	*
Sana Amber Haroon(344)	4,450	1,484	2,966	*
Nasreen Haroon(345)	4,450	1,484	2,966	*
Jacqueline Eubany(346)	4,450	1,484	2,966	*
Andrew Kwa(347)	4,450	1,484	2,966	*
Jeffrey Luebbert(348)	4,450	1,484	2,966	*
Hawkstar Holdings, LLC(349)	4,450	1,484	2,966	*
Robert Haider(350)	4,450	1,484	2,966	*
Babac Vahabzadeh(351)	4,450	1,484	2,966	*
Pensco Trust Co. FBO Jamal Abdel Jawad IRA (352)	3,916	1,306	2,610	*
NYPPEX HOLDINGS LLC 401(k) Retirement Plan(353)	3,560	1,187	2,373	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Edward M. Almsteier(354)	3,560	1,187	2,373	*
Aimee Coopersmith & Felicidad Coopersmith JTIC(355)	3,560	1,187	2,373	*
Russell Linderman & Diane Linderman(356)	3,560	1,187	2,373	*
Mark Holodnak(357)	3,560	1,187	2,373	*
Karl P. Douglas, Jr. & Charlene Douglas JTWROS(358)	3,560	1,187	2,373	*
Daniel Isaac Teitelbaum(359)	3,560	1,187	2,373	*
Glenn G. Pendola(360)	3,560	1,187	2,373	*
Michael Rizzo & Regina Rizzo(361)	3,560	1,187	2,373	*
Ralph K. Frasier Jr.(362)	3,560	1,187	2,373	*
David A. Tumen(363)	3,560	1,187	2,373	*
Eugen Ivan(364)	3,560	1,187	2,373	*
Gus Eliopoulos(365)	3,382	1,128	2,254	*
Keith Gilligan(366)	2,669	890	1,779	*
Joel Kovacs(367)	2,669	890	1,779	*
Robert G. Yolles(368)	2,669	890	1,779	*
Monte Simmons(369)	2,669	890	1,779	*
Ronald J. Miller(370)	2,669	890	1,779	*
Pensco Trust Co. FBO Mark Edwards IRA(371)	2,669	890	1,779	*
Aimee Coopersmith 2010 Trust(372)	2,225	742	1,483	*
Arun Virick(373)	2,225	742	1,483	*
Dennis Moylan(374)	2,225	742	1,483	*
Northlea Partners LLLP(375)	2,225	742	1,483	*
James T. Tang(376)	2,135	712	1,423	*
Harrison Caplan(377)	1,780	594	1,186	*
Richard & Kim Mason JTWROS(378)	1,780	594	1,186	*
Chaim HY Malinek and Aviva Malinek as Trustees of the Chaim HY Malinek and Aviva Malinek Living Trust created on 1/26/13(379)	1,780	594	1,186	*
Joel Pruzansky(380)	1,780	594	1,186	*
Michael Columbia & Patricia A. Columbia(381)	1,780	594	1,186	*
Michael Penoro, Jr. & Maria R. Penoro(382)	1,780	594	1,186	*
Sebastian Llados Vila(383)	1,780	594	1,186	*
William B. Milligan(384)	1,780	594	1,186	*
Anthonio Pietro Vole & Emily Ann Sabaj(385)	1,780	594	1,186	*
Pensco Trust Co. FBO Julienne Rock IRA(386)	1,780	594	1,186	*

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Common Stock Underlying Investor Warrants Offered Hereby(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	% of Shares of Common Stock Beneficially Owned After Offering(4)
Scott Damico(387)	1,780	594	1,186	*
Abraham Joshua Esses(388)	1,780	594	1,186	*
Ryan Stanley(389)	1,780	594	1,186	*
William S. Stewart, Jr.(390)	1,780	594	1,186	*
Ronald Gress, Jr.(391)	3,560	1,188	2,372	*
Johnny Phillip Armstead(392)	1,780	594	1,186	*
Joseph Wolf(393)	1,780	594	1,186	*
Jonathan P. Greene(394)	1,780	594	1,186	*
William Foerster(395)	1,780	594	1,186	*
Donnie B. Collins(396)	1,780	594	1,186	*
Francis D. Rutledge(397)	1,780	594	1,186	*
David Goldhagen(398)	1,780	594	1,186	*
William Weischedel(399)	1,780	594	1,186	*
Dr. Brett Sealove(400)	1,780	594	1,186	*
Michael Susko(401)	1,780	594	1,186	*
Robert & Vicky Richmond JTWROS(402)	1,780	594	1,186	*
Arnie Ross(403)	3,204	1,069	2,135	*
Lawrence R. Read(404)	1,780	594	1,186	*
Brian Summer(405)	1,780	594	1,186	*
Carol Tauber(406)	1,780	594	1,186	*
Jason Daniel Klein(407)	1,780	594	1,186	*
Deborah Petracca(408)	1,334	445	889	*
Theodore Charles Shafer(409)	1,334	445	889	*
Scott Weinblatt(410)	1,067	356	711	*
John Ciesla, Kimberly Ciesla(411)	890	297	593	*
Jonathan Kirschner(412)	890	297	593	*
Casey Leavings(413)	890	297	593	*
Ashley-Nicole Russell(414)	890	297	593	*
Hunter Harrison(415)	890	297	593	*
Pensco Trust Co. FBO Felicidad Coopersmith Roth IRA(416)	667	223	444	*

+
This selling holder is an affiliate of a broker-dealer and has represented to us that it acquired the securities in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the securities, other than a commitment by us to register the securities pursuant to a registration statement.

*
Less than one percent.

(1)
This table and the information in the notes below are based upon information supplied by each selling stockholder, including reports and amendments thereto filed with the SEC on Schedule 13D and Schedule 13G.

(2)
The shares of common stock underlying Investor Warrants are convertible or exercisable within 60 days of January 14, 2021.

(3)
The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4)
Assumes the exercise in full of the Investor Warrants and sale of all warrant shares registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(5)
Includes (i) 2,077,778 shares of common stock and (ii) 242,341 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(6)
Includes (i) 1,480,666 shares of common stock and (ii) 77,253 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86 held of record by Fruzer Inc. Also includes 3,707 restricted stock units owned individually by Aaron Serruya. Aaron Serruya may be deemed to beneficially own the shares and is the natural person with voting and investment power over the shares held by Fruzer Inc.

(7)
Includes (i) 1,480,666 shares of common stock and (ii) 77,253 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86 held of record by Indulge Inc. (formerly known as “2208742 Ontario Inc.”). Also includes 3,707 restricted stock units owned individually by Simon Serruya. Simon Serruya may be deemed to beneficially own the shares and is the natural person with voting and investment power over the shares held by Indulge Inc.

(8)
Includes (i) 1,480,666 shares of common stock and (ii) 77,253 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86 held of record by Jackpot Inc. (formerly known as “2208744 Ontario Inc.”). Also includes 3,707 restricted stock units owned individually by Jacques Serruya. Jacques Serruya may be deemed to beneficially own the shares and is the natural person with voting and investment power over the shares held by Jackpot Inc.

(9)
Includes (i) 1,480,665 shares of common stock and (ii) 77,253 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86 held of record by S5 Enterprises Inc. (formerly known as “2118769 Ontario Inc.”). Also includes 3,707 restricted stock units owned individually by Michael Serruya. Michael Serruya may be deemed to beneficially own the shares and is the natural person with voting and investment power over the shares held by S5 Enterprises Inc.

(10)
Represents (i) 2,190,748 shares of common stock and 108,583 shares of common stock underlying warrants to purchase shares of our common stock held of record in Hawthorn Limited Partnership, (ii) 628,448 shares of our common stock and 30,697 shares of common stock underlying warrants to purchase shares of our common stock held of record by Hydrofarm Co-Investment Fund, LP and (iii) 83,525 shares of our common stock and 3,593 shares of common stock underlying warrants to purchase shares of our common stock held of record in Payne Capital Corp. Mr. Chris Payne is an affiliate of Hawthorn Limited Partnership, Hydrofarm Co-Investment Fund LP and Payne Capital Corp.

(11)
Represents (i) 2,134,794 shares of our common stock and 104,990 shares of common stock underlying warrants to purchase shares of our common stock held of record in Hawthorn Limited Partnership, (ii) 628,448 shares of our common stock and 30,697 shares of common stock underlying warrants to purchase shares of our common stock held of record by Hydrofarm Co-Investment Fund, LP and (iii) 27,571 shares of our common stock held of record by Mr. John Tomes. Mr. John Tomes is an affiliate of Hawthorn Limited Partnership and Hydrofarm Co-Investment Fund LP.

(12)
Includes (i) 593,260 shares of common stock and (ii) 296,631 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(13)
Includes (i) 593,260 shares of common stock and (ii) 296,632 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(14)
Includes (i) 241,302 shares of common stock and (ii) 50,304 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(15)
Includes (i) 714,545 shares of common stock and (ii) 88,990 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(16)
Includes (i) 96,173 shares of common stock and (ii) 5,031 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(17)
Includes (i) 101,595 shares of common stock and (ii) 44,495 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(18)
Includes (i) 130,279 shares of common stock and (ii) 65,141 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(19)
Reserved.

(20)
Includes (i) 80,683 shares of common stock and (ii) 40,344 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(21)
Includes (i) 116,426 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(22)
Includes (i) 104,561 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(23)
Includes (i) 87,134 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(24)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(25)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(26)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(27)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(28)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(29)
Includes (i) 75,932 shares of common stock and (ii) 23,731 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(30)
Includes (i) 56,729 shares of common stock and (ii) 23,731 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(31)
Includes (i) 41,528 shares of common stock and (ii) 20,765 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(32)
Includes (i) 41,528 shares of common stock and (ii) 20,765 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(33)
Includes (i) 35,595 shares of common stock and (ii) 17,798 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(34)
Includes (i) 35,595 shares of common stock and (ii) 17,798 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(35)
Includes (i) 53,021 shares of common stock and (ii) 23,731 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(36)
Includes (i) 35,595 shares of common stock and (ii) 17,798 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(37)
Includes (i) 35,595 shares of common stock and (ii) 17,799 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(38)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(39)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(40)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(41)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(42)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(43)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(44)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(45)
Includes (i) 59,326 shares of common stock and (ii) 29,664 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(46)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(47)
Includes (i) 37,078 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(48)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(49)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(50)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(51)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(52)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(53)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(54)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(55)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(56)
Includes (i) 29,663 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(57)
Includes (i) 29,662 shares of common stock and (ii) 14,832 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(58)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(59)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(60)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(61)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(62)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(63)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(64)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(65)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(66)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(67)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(68)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(69)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(70)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(71)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(72)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(73)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(74)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(75)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(76)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(77)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(78)
Includes (i) 17,797 shares of common stock and (ii) 8,899 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(79)
Includes (i) 17,204 shares of common stock and (ii) 8,603 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(80)
Includes (i) 14,831 shares of common stock and (ii) 7,416 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(81)
Includes (i) 14,831 shares of common stock and (ii) 7,416 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(82)
Includes (i) 14,831 shares of common stock and (ii) 7,416 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(83)
Includes (i) 14,831 shares of common stock and (ii) 7,416 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(84)
Includes (i) 13,051 shares of common stock and (ii) 6,526 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(85)
Includes (i) 11,868 shares of common stock and (ii) 5,935 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(86)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(87)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(88)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(89)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(90)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(91)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(92)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(93)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(94)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(95)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(96)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(97)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(98)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(99)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(100)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(101)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(102)
Includes (i) 23,730 shares of common stock and (ii) 11,866 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(103)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(104)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(105)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(106)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(107)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(108)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(109)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(110)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(111)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(112)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(113)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(114)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(115)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(116)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(117)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(118)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(119)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(120)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(121)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(122)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(123)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(124)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(125)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(126)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(127)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(128)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(129)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(130)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(131)
Includes (i) 11,865 shares of common stock and (ii) 5,933 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(132)
Includes (i) 29,662 shares of common stock and (ii) 5,562 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(133)
Includes (i) 10,678 shares of common stock and (ii) 5,340 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(134)
Includes (i) 9,492 shares of common stock and (ii) 4,747 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(135)
Includes (i) 13,199 shares of common stock and (ii) 4,747 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(136)
Includes (i) 9,492 shares of common stock and (ii) 4,747 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(137)
Includes (i) 9,428 shares of common stock and (ii) 4,715 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(138)
Includes (i) 8,898 shares of common stock and (ii) 4,450 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(139)
Includes (i) 8,898 shares of common stock and (ii) 4,450 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(140)
Includes (i) 8,898 shares of common stock and (ii) 4,450 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(141)
Includes (i) 8,898 shares of common stock and (ii) 4,450 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(142)
Includes (i) 8,305 shares of common stock and (ii) 4,153 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(143)
Includes (i) 13,347 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(144)
Includes (i) 7,119 shares of common stock and (ii) 3,560 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(145)
Includes (i) 7,119 shares of common stock and (ii) 3,560 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(146)
Includes (i) 8,763 shares of common stock and (ii) 2,969 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(147)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(148)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(149)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(150)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(151)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(152)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(153)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(154)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(155)
Includes (i) 8,898 shares of common stock and (ii) 4,451 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(156)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(157)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(158)
Includes (i) 11,864 shares of common stock and (ii) 5,934 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(159)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(160)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(161)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(162)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(163)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(164)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(165)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(166)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(167)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(168)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(169)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(170)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(171)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(172)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(173)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(174)
Includes (i) 10,678 shares of common stock and (ii) 5,341 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(175)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(176)
Includes (i) 11,865 shares of common stock and (ii) 5,934 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(177)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(178)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(179)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(180)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(181)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(182)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(183)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(184)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(185)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(186)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(187)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(188)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(189)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(190)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(191)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(192)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(193)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(194)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(195)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(196)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(197)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(198)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(199)
Includes (i) 9,491 shares of common stock and (ii) 4,747 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(200)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(201)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(202)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(203)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(204)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(205)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(206)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(207)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(208)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(209)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(210)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(211)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(212)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(213)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(214)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(215)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(216)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(217)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(218)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(219)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(220)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(221)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(222)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(223)
Includes (i) 5,932 shares of common stock and (ii) 2,967 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(224)
Includes (i) 5,813 shares of common stock and (ii) 2,907 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(225)
Includes (i) 4,746 shares of common stock and (ii) 2,374 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(226)
Includes (i) 4,746 shares of common stock and (ii) 2,374 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(227)
Includes (i) 4,152 shares of common stock and (ii) 2,077 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(228)
Includes (i) 4,152 shares of common stock and (ii) 2,077 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(229)
Includes (i) 4,152 shares of common stock and (ii) 2,077 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(230)
Includes (i) 4,152 shares of common stock and (ii) 2,077 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(231)
Includes (i) 3,915 shares of common stock and (ii) 1,958 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(232)
Includes (i) 43,286 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(233)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(234)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(235)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(236)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(237)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(238)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(239)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(240)
Includes (i) 3,559 shares of common stock and (ii) 1,780 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(241)
Includes (i) 3,322 shares of common stock and (ii) 1,662 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(242)
Includes (i) 3,084 shares of common stock and (ii) 1,543 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(243)
Includes (i) 3,084 shares of common stock and (ii) 1,543 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(244)
Includes (i) 2,971 shares of common stock and (ii) 1,486 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(245)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(246)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(247)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(248)
Includes (i) 5,932 shares of common stock and (ii) 2,968 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(249)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(250)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(251)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(252)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(253)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(254)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(255)
Includes (i) 5,932 shares of common stock and (ii) 2,968 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(256)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(257)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(258)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(259)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(260)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(261)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(262)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(263)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(264)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(265)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(266)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(267)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(268)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(269)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(270)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(271)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(272)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(273)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(274)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(275)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(276)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(277)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(278)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(279)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(280)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(281)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(282)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(283)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(284)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(285)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(286)
Includes (i) 4,745 shares of common stock and (ii) 2,374 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(287)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(288)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(289)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(290)
Includes (i) 5,339 shares of common stock and (ii) 2,671 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(291)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(292)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(293)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(294)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(295)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(296)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(297)
Includes (i) 4,152 shares of common stock and (ii) 2,078 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(298)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(299)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(300)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(301)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(302)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(303)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(304)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(305)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(306)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(307)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(308)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(309)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(310)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(311)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(312)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(313)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(314)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(315)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(316)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(317)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(318)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(319)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(320)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(321)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(322)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(323)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(324)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(325)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(326)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(327)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(328)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(329)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(330)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(331)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(332)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(333)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(334)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(335)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(336)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(337)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(338)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(339)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(340)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(341)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(342)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(343)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(344)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(345)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(346)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(347)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(348)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(349)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(350)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(351)
Includes (i) 2,966 shares of common stock and (ii) 1,484 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(352)
Includes (i) 2,610 shares of common stock and (ii) 1,306 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(353)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(354)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(355)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(356)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(357)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(358)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(359)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(360)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(361)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(362)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(363)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(364)
Includes (i) 2,373 shares of common stock and (ii) 1,187 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(365)
Includes (i) 2,254 shares of common stock and (ii) 1,128 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(366)
Includes (i) 1,779 shares of common stock and (ii) 890 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(367)
Includes (i) 1,779 shares of common stock and (ii) 890 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(368)
Includes (i) 1,779 shares of common stock and (ii) 890 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(369)
Includes (i) 1,779 shares of common stock and (ii) 890 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(370)
Includes (i) 1,779 shares of common stock and (ii) 890 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(371)
Includes (i) 1,779 shares of common stock and (ii) 890 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(372)
Includes (i) 1,483 shares of common stock and (ii) 742 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(373)
Includes (i) 1,483 shares of common stock and (ii) 742 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(374)
Includes (i) 1,483 shares of common stock and (ii) 742 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(375)
Includes (i) 1,483 shares of common stock and (ii) 742 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(376)
Includes (i) 1,423 shares of common stock and (ii) 712 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(377)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(378)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(379)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(380)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(381)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(382)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(383)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(384)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(385)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(386)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(387)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(388)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(389)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(390)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(391)
Includes (i) 2,372 shares of common stock and (ii) 1,188 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(392)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(393)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(394)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(395)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(396)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(397)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(398)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(399)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(400)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(401)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(402)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(403)
Includes (i) 2,135 shares of common stock and (ii) 1,069 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(404)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(405)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(406)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(407)
Includes (i) 1,186 shares of common stock and (ii) 594 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(408)
Includes (i) 889 shares of common stock and (ii) 445 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(409)
Includes (i) 889 shares of common stock and (ii) 445 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(410)
Includes (i) 711 shares of common stock and (ii) 356 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(411)
Includes (i) 593 shares of common stock and (ii) 297 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(412)
Includes (i) 593 shares of common stock and (ii) 297 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(413)
Includes (i) 593 shares of common stock and (ii) 297 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(414)
Includes (i) 593 shares of common stock and (ii) 297 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(415)
Includes (i) 593 shares of common stock and (ii) 297 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

(416)
Includes (i) 444 shares of common stock and (ii) 223 shares of common stock issuable upon the exercise of Investor Warrants with an exercise price of $16.86.

Relationships with Certain Selling Stockholders
Mr. Peter Wardenburg has been an employee of Hydrofarm since 1980. He was appointed Chief Executive Officer in 2010. In April 2017, we entered into an employment agreement with Mr. Wardenburg to serve as our President and Chief Executive Officer. On December 31, 2018, Mr. Wardenburg transitioned from his role as our Chief Executive Officer to a revised role as Vice Chairman of our board of directors. Mr. Wardenburg’s employment agreement expired in April 2020 and on November 10, 2020 was replaced on our board of directors. Mr. Wardenburg is one of our principal stockholders and has entered into certain agreements with us. For additional information with respect to Mr. Wardenburg’s relationship with us please see “Certain Relationships and Related Party Transactions” and “Principal Stockholders.”
Mr. Michael Serruya previously served on our board of directors and is one of our principal stockholders. Mr. Serruya has also entered into certain agreements with us, through his affiliated entity Serruya Private Equity Inc. For additional information with respect to Mr. Serruya’s relationship with us please see “Certain Relationships and Related Party Transactions” and “Principal Stockholders.”

Mr. Aaron Serruya previously served on our board of directors and is one of our principal stockholders. Mr. Serruya has also entered into certain agreements with us, through his affiliated entity Serruya Private Equity Inc. For additional information with respect to Mr. Serruya’s relationship with us please see “Certain Relationships and Related Party Transactions” and “Principal Stockholders.”
Mr. Simon Serruya previously served on our board of directors and is one of our principal stockholders. Mr. Serruya has also entered into certain agreements with us, through his affiliated entity Serruya Private Equity Inc. For additional information with respect to Mr. Serruya’s relationship with us please see “Certain Relationships and Related Party Transactions” and “Principal Stockholders.”
Mr. John Tomes previously served on our board of directors and is one of our principal stockholders. Mr. Tomes was also formerly a director of Hydrofarm, LLC, our subsidiary. Mr. Tomes has also entered into certain agreements with us and is affiliated with Hawthorn Limited Partners and Hydrofarm Co-Investment Fund, LP. For additional information with respect to Mr. Tomes’ relationship with us please see “Certain Relationships and Related Party Transactions” and “Principal Stockholders.”
Mr. Chris Payne previously served on our board of directors and is one of our principal stockholders. Mr. Payne was also formerly a director of Hydrofarm, LLC, our subsidiary. Mr. Payne has also entered into certain agreements with us and is affiliated with Hawthorn Limited Partners and Hydrofarm Co-Investment Fund, LP. For additional information with respect to Mr. Payne’s relationship with us please see “Certain Relationships and Related Party Transactions” and “Principal Stockholders.”
Arch Street Holdings I, LLC is one our stockholders and has entered into certain agreements with us. Mr. Eric Ceresnie, our Senior Vice President of Corporate Development, Finance, is affiliated with Arch Street Holdings I, LLC.

PRINCIPAL STOCKHOLDERS
The table below provides information regarding the beneficial ownership of the common stock as of May 10, 2021, of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding common stock, (2) each of our directors, (3) each of our Named Executive Officers and (4) our directors and officers as a group. Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is based on 39,812,222 shares of our common stock and 3,501,473 shares of our common stock underlying warrants outstanding as of May 10, 2021. Unless otherwise indicated below, the address for each beneficial owner listed is Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Chris Payne(1)	2,299,331	5.8%
John Tomes(2)	2,239,784	5.6%
Peter Wardenburg(3)	2,320,119	5.8%
Directors and Named Executive Officers:
William Toler(4)	981,119	2.5%
Terence Fitch(5)	165,625	*
John Lindeman(6)	73,922	—
Susan P. Peters	3,000	*
Patrick Chung	2,500	—
Renah Persofsky	4,500	*
Richard D. Moss	5,000	*
Melisa Denis	3,700	*
All directors and current executive officers as a group (eight persons)	1,239,366	3.1%

*
Less than one percent

(1)
Represents (i) 1,378,775 shares of our common stock and 74,293 shares of common stock underlying warrants to purchase shares of our common stock held of record in Hawthorn Limited Partnership, (ii) 628,448 shares of our common stock and 30,697 shares of common stock underlying warrants to purchase shares of our common stock held of record by Hydrofarm Co-Investment Fund, LP, (iii) 68,694 shares of our common stock and 3,593 shares of common stock underlying warrants to purchase shares of our common stock held of record in Payne Capital Corp. Hydrofarm Co-Investment Fund, LP is an affiliate of Hawthorn, LP, (iv) 14,831 shares of our common stock held of record by Mr. Payne, and (v) 100,000 shares of our common stock held of record in Hydrofarm Co-Investment Fund II. Mr. Chris Payne is an affiliate of Hawthorn LP, Hydrofarm Co-Investment Fund LP, Payne Capital Corp and Hydrofarm Co-Investment Fund II. Messrs. Payne and Tomes may be deemed to beneficially own the shares and each share voting and investment power over the shares held by Hawthorn Limited Partnership, Hydrofarm Co-Investment Fund, LP, and Hydrofarm Co-Investment Fund II. Mr. Chris Payne is the natural person with voting and investment power over the shares held by Payne Capital Corp and by Mr. Payne. The stockholder’s address is 240 Richmond Street West, Toronto, ON, Canada M5V 1V6.

(2)
Represents (i) 1,378,775 shares of our common stock and 74,296 shares of common stock underlying warrants to purchase shares of our common stock held of record in Hawthorn Limited Partnership, (ii) 628,448 shares of our common stock and 30,697 shares of common stock underlying warrants to purchase shares of our common stock held of record by Hydrofarm Co-Investment Fund, LP, (iii) 27,571 shares of our common stock held of record by Mr. Tomes and (v) 100,000 shares of our common stock held of record in Hydrofarm Co-Investment Fund II. Hydrofarm Co-Investment Fund, LP is an affiliate of Hawthorn Limited Partnership. Mr. John Tomes is an affiliate of Hawthorn LP, Hydrofarm Co-Investment Fund LP and Hydrofarm Co-Investment Fund II. Messrs. Tomes and Payne may be deemed to beneficially own the shares and each share voting and investment power over the shares held by Hawthorn Limited Partnership, Hydrofarm Co-Investment Fund, LP, and Hydrofarm Co-Investment Fund II. The stockholder’s address is 240 Richmond Street West, Toronto, ON, Canada M5V 1V6.
(3)
Represents 2,077,778 shares of our common stock and 242,341 shares of common stock underlying warrants to purchase shares of our common stock held of record by Wardenburg 2009 Family Trust. Mr. Peter Wardenburg is the natural person with voting and investment power over the shares held by Wardenburg 2009 Family Trust. The stockholder’s address is 2249 S. McDowell Ext., Petaluma, CA 94954.

(4)
Represents 890,606 shares of our common stock and 90,513 shares of common stock that will vest within 60 days of May 10, 2021.

(5)
Represents 142,350 shares of our common stock and 23,275 shares of common stock that will vest within 60 days of May 10, 2021.

(6)
Represents 57,166 shares of our common stock and 16,756 shares of common stock that will vest within 60 days of May 10, 2021.

DESCRIPTION OF OUR INDEBTEDNESS
The following summarizes the principal terms of the agreements that govern our existing indebtedness. See also “Risk Factors — Risks Relating to Our Indebtedness” incorporated by reference in this prospectus from our Annual Report.
JPMorgan Credit Facility
On March 29, 2021, we and certain of our subsidiaries entered into a Senior Secured Revolving Credit Facility (the “JPMorgan Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender (“JPMorgan”), and the lenders from time to time party thereto. The JPMorgan Credit Facility replaces the Encina Credit Facility. There was no outstanding indebtedness under the Encina Credit Facility when it was replaced.
The JPMorgan Credit Facility, among other things, provides for an asset based senior revolving credit line (the “Senior Revolver”) with JPMorgan as the initial lender. The three-year Senior Revolver has a borrowing limit of $50 million. We have the right to increase the amount of the Senior Revolver in an amount up to $25 million by obtaining commitments from JPMorgan or from other lenders. The loans are available in both U.S. and Canadian dollars. Loans denominated in U.S. dollars bear interest at the Eurodollar Rate plus 1.95% and those denominated in Canadian dollars bear interest at the CDOR rate plus 1.95%. Both rates are ultimately based on LIBOR and there is a floor of 0.0% for each rate. Because the LIBOR rate may no longer be an appropriate reference rate commencing in 2022, the JPMorgan Credit Facility contains benchmark replacement terms pursuant to which the LIBOR-based rates will convert to SOFR based rates or other alternative rates upon the occurrence of certain events. Interest is payable monthly. Any outstanding principal is due at the end of the term.
Our and our subsidiaries’ obligations under the JPMorgan Credit Facility are secured by a first priority lien (subject to certain permitted liens) in substantially all of our and our subsidiaries’ respective personal property assets pursuant to the terms of a U.S. and a Canadian Pledge and Security Agreement, dated March 29, 2021 and the other security documents.
Furthermore, until full payment of all obligations required under the JPMorgan Credit Facility, the Subsidiary Obligors shall not, among other things, take any of the following actions, except as permitted by the JPMorgan Credit Facility:
•
merge, divide or consolidate, form any new subsidiary, acquire any interest in any Person (as defined therein), or wind-up or cease operations, dissolve or liquidate;

•
create, assume, incur issue, guarantee or otherwise become or remain obligated in respect of, or permit to be outstanding, any indebtedness (as such term is defined therein);

•
make acquisitions other than acquisitions that meet the criteria for “Permitted Acquisition” (as defined in the JPMorgan Credit Facility);

•
change its jurisdiction of formation;

•
dispose of any assets;

•
make loans or investments;

•
create, incur, assume or suffer to exist any lien;

•
authorize, enter into, or execute any agreements giving a Secured Party (as defined in the Uniform Commercial Code) control of a Deposit Account (as defined in the Uniform Commercial Code) or Securities Accounts (as defined in the Uniform Commercial Code);

•
enter into any covenant or agreement that restricts the Subsidiary Obligors from pledging or granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a lien on any of its property in favor of a Lender (as defined therein);

•
guaranty or become liable for the obligations of another party;

•
make a restricted payment, including paying dividends, repaying indebtedness or purchasing, redeeming or retiring our capital stock stock unless certain availability and other tests are met;

•
redeem, retire, purchase or otherwise acquire any of a Subsidiary Obligors’ capital stock or other equity interests; or

•
engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof and businesses reasonably related thereto.

In addition, during any period when Excess Availability (as defined in the JPMorgan Credit Facility) is less than 10%, the Company and its subsidiaries must maintain a Fixed Charge Coverage Ratio (as defined in the JPMorgan Credit Facility) of not less than 1.10 to 1.0.
Under the JPMorgan Credit Facility, the following actions, among others, could be deemed to be an “event of default” that may result in the acceleration of the due date, payment of all obligations and termination of all revolver commitments, without any action by JPMorgan or notice of any kind.
•
Failure to pay obligations when due;

•
Any representation, warranty, statement, report or certificate made or delivered is untrue or misleading in any material respect;

•
A default in the performance and observance of certain covenants;

•
A guarantor repudiates, revokes or attempts to revoke its guaranty;

•
The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations (as defined therein), or any security document securing any of the Obligations;

•
The commencement of an involuntary case or other proceeding against any Subsidiary Obligor; or

•
The occurrence of a change of control (defined as the acquisition by a person or group of more than 35% of the equity or a change of the composition of the board of directors not approved by the then-existing board).

As of the date of this prospectus, we have no borrowings outstanding under the JPMorgan Credit Facility.
Other Indebtedness
We have other indebtedness of approximately $1.0 million as of December 31, 2020, related to finance leases and term debt.

DESCRIPTION OF CAPITAL STOCK
Our Certificate of Incorporation authorizes us to issue:
•
300,000,000 shares of common stock, par value $0.0001 per share; and

•
50,000,000 shares of preferred stock, par value $0.0001 per share.

As of May 10, 2021, we had issued and outstanding 39,812,222 shares of our common stock.
The following statements are summaries only of provisions of our authorized capital stock and are qualified in their entirety by our Certificate of Incorporation. You should review these documents for a description of the rights, restrictions and obligations relating to our capital stock. A copy of our Certificate of Incorporation may be obtained from us upon written request.
Common Stock
Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).
Dividends. The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock. As of the date of this prospectus, we may not declare a dividend in light of the JPMorgan Credit Facility.
Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our common stock may be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.
Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights.
Preferred Stock
We are authorized to issue up to 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in our control, all without further action by our stockholders. We do not have any shares of preferred stock outstanding.
Warrants
As of May 10, 2021, we had issued and outstanding warrants to purchase 3,369,138 and 132,335 shares of our common stock, which are referred to as the “Investor Warrants” and the “Placement Agent Warrants,” respectively.
The Investor Warrants
General Terms. The Investor Warrants are exercisable for common stock at an initial exercise price equal to $16.86 per share. The exercise price and the number of securities issued upon exercise of the Investor Warrants are subject to adjustment for stock splits, stock dividends and similar events.
Exercisability. The Investor Warrants became exercisable upon the closing of our IPO on December 14, 2020. The Investor Warrants will expire on December 14, 2023.
The Investor Warrants may be exercised at any time in whole or in part upon payment of the applicable exercise price until expiration of the Investor Warrants. No fractional shares will be issued upon the exercise of the Investor Warrants. The Investor Warrants may only be exercised on a “cashless” basis if at any time after 180 days following the date that a resale registration statement is publicly filed with the commission, the registration statement covering the resale of the shares of our common stock issuable upon exercise of the Investor Warrants by the investors is not effective with the SEC.
Redemption. The Investor Warrants may be called by us upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice at any time provided that, at the time of delivery of such notice (i) there is an effective registration statement covering the resale of the shares of common stock underlying the Investor Warrants, and (ii) the VWAP of our common stock for twenty (20) consecutive trading days prior to the date of the notice of redemption is at least $25.28, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events. We have agreed to engage the Placement Agents as our warrant solicitation agent in the event the Investor Warrants are called for redemption and shall pay a warrant solicitation fee to the Placement Agents equal to five (5%) percent of the amount of net cash proceeds solicited by the Placement Agents upon the exercise of the Investor Warrants following such call for redemption.
If we elect to call the Investor Warrants (or any other warrant) for redemption, we must also call all other warrants (other than the Placement Agent Warrants) for redemption on the terms described above.
The Placement Agent Warrants
The Placement Agent Warrants have substantially similar terms to the Investor Warrants except that (i) the exercise price for 122,397 and 9,938 of the Placement Agent Warrants is equal to $8.43 per share and $16.86 per share, respectively, (ii) the Placement Agent Warrants may be exercised on a “cashless basis,” (iii) there is no optional redemption feature allowing us to redeem the Placement Agent Warrants prior to the expiration date of the Placement Agent Warrants and (iv) there is a change of control provision providing the holders of the Placement Agent Warrants, upon a change of control (as defined in the Placement Agent Warrants), with the right to acquire and receive upon exercise of the Placement Agent Warrant in lieu of the shares of our common stock underlying the Placement Agent Warrants, such shares of stock, securities of assets (including cash) that a holder of shares of our common stock deliverable upon exercise of the Placement Agent Warrants would have been entitled to receive in a such transaction as if the Placement Agent Warrants had been exercised immediately prior to the transaction constituting such change of control.
Warrant Holder Not a Stockholder
The Investor Warrants and Placement Agent Warrants do not confer upon the holders thereof any voting, dividend or other rights as our stockholders.
Equity Incentive Plans
2020 Equity Incentive Plan
As of May 10, 2021, we had 16,849 shares of common stock issuable upon vesting of restricted stock units under our 2020 Plan. As of May 10, 2021, we had issued 82,574 shares of common stock underlying options issuable upon the exercise of stock options at a weighted average exercise price of $17.24 per share under our 2020 Plan and 2,184,630 shares of common stock authorized for future issuance under the 2020 Plan.
2019 Equity Incentive Plan
As of May 10, 2021, we had 622,197 shares of common stock issuable upon vesting of restricted stock units under our 2019 Plan and 199,724 shares of common stock authorized for future issuance under the 2019 Plan. Since our 2020 Plan has been approved by our stockholders, we do not expect to make new grants under the 2019 Plan.
2018 Equity Incentive Plan
As of May 10, 2021, we had 638,762 shares of common stock issuable upon vesting of restricted stock units and 811,489 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $8.62 per share under our 2018 Plan, and 589,299 shares of common stock authorized for future issuance under the 2018 Plan. Since our 2020 Plan has been approved by our stockholders, we do not expect to make new grants under the 2018 Plan.

Registration Rights Agreement
In connection with our Private Placement, we entered into a Registration Rights Agreement pursuant to which we are obligated to register with the SEC the shares of our common stock that were acquired by certain stockholders in the Private Placement as well as the shares of common stock issuable upon exercise of the Investor Warrants. The following description is a summary only of material provisions of the Registration Rights Agreement.
The Registration Rights Agreement contains certain holdback provisions relating to Transfers (as defined in the Registration Rights Agreement) of Registrable Securities (as defined therein) by holders of such securities. Pursuant to such provisions, a holder of Registrable Securities will be not be able to fully Transfer all Registrable Securities until such date that is three (3) months from the date of effectiveness of the Resale Registration Statement. Specifically, a holder shall be permitted to transfer up to 50% of Registrable Securities held at any time on or after the effectiveness of the Resale Registration Statement and following such date, a holder shall be entitled to Transfer the balance of all Registrable Securities held by such holder on or after the end of three (3) months following the effectiveness of the Resale Registration Statement. The foregoing holdback provisions shall be terminated in the event the closing price of our common stock is $10.00 or above for 20 consecutive trading days; provided, however, in the event that there is an initial public offering engagement, such holders will not Transfer any of the Registrable Securities or Investor Warrants until the date that is six (6) months after the effective date of the registration statement filed in connection with such initial public offering engagement.
Forum Selection
Our Certificate of Incorporation and our Bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Anti-Takeover Provisions
Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but unissued shares. The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to the requirements of any national securities exchange on which our common stock is listed, should we so qualify for listing. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder action by written consent. Our Certificate of Incorporation and Bylaws provide that no action shall be taken by our stockholders except at an annual or special meeting of our stockholders called in accordance with our Bylaws and no action shall be taken by our stockholders by written consent, subject to the rights of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent; provided, however, that, for so long as S5 Enterprises Inc. (formerly 2118769 Ontario Inc.), Fruzer Inc., Indulge Inc. (formerly 2208742 Ontario Inc.), Jackpot Inc. (formerly 2208744 Ontario Inc.), HF I Investments LLC, HF II Investments LLC, HF III Investments LLC, Hawthorn LP, Hydrofarm Co-Investment Fund, LP, Arch Street Holdings I, LLC and Payne Capital Corp., together with their respective affiliates or successors, collectively beneficially own (directly or indirectly), in the aggregate, at least fifty percent (50%) of our then issued and outstanding common stock, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders called in accordance with our Bylaws may be taken by our stockholders by written consent.
Special meetings of stockholders. Our Certificate of Incorporation and Bylaws provide that, except as otherwise required by law or provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, special meetings of our stockholders may be called only by (a) our board of directors pursuant to a resolution approved by a majority of the total number of our directors that we would have if there were no vacancies or (b) the chair of our board of directors, and any power of our stockholders to call a special meeting is specifically denied.
Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws. The Delaware General Corporation Law (“DGCL”) provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that certain provisions of our Certificate of Incorporation (namely, those provisions relating to (i) directors; (ii) limitation of director liability, indemnification and advancement of expenses and renunciation of corporate opportunities; (iii) meetings of stockholders; and (iv) amendments to our Certificate of Incorporation and Bylaws) may not be altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of our then-outstanding shares then entitled to vote generally in an election of directors, voting together as a single class. Our Certificate of Incorporation and Bylaws also provide that approval of stockholders holding sixty-six and two-thirds percent (66 2/3%) of the voting power of all of our then-outstanding shares entitled to vote generally in an election of directors, voting together as a single class, is required for stockholders to make, alter, amend, or repeal any provision of our Bylaws. Our board of directors retains the right to alter, amend or repeal our Bylaws.
Classified Board of Directors. Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.
Limitations on Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation and Bylaws provides indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that may be, in some cases, broader than the specific indemnification provisions contained under the DGCL. In addition, as permitted by the DGCL, our Certificate of Incorporation and Bylaws includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the U.S.
Corporate Opportunity Doctrine
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Under our Certificate of Incorporation, to the maximum extent permitted by the laws of the State of Delaware, (a) we have renounced all interest and expectancy that we otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to (i) any of our directors, (ii) any of our stockholders, officers or agents, or (iii) any Affiliate (as defined in our Certificate of Incorporation) of any person or entity identified in the preceding clause (i) or (ii), but in each case excluding any such person in its capacity as an employee or director of us or our subsidiaries; (b) no stockholder and no director, in each case, that is not an employee of us or our subsidiaries, has any duty to refrain from (x) engaging in a corporate opportunity in the same or similar lines of business in we or our subsidiaries from time to time are engaged or propose to engage or (y) otherwise competing, directly or indirectly, with us or any of our subsidiaries; and (c) if any stockholder or any director, in each case, that is not an employee of us or our subsidiaries, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such stockholder or such director or any of their respective affiliates, on the one hand, and for us or our subsidiaries, on the other hand, such stockholder or director has no duty to communicate or offer such transaction or business opportunity to us or our subsidiaries and such stockholder or director may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person or entity. The preceding sentence shall not apply to any potential transaction or business opportunity that is expressly offered to a director or employee of our or our subsidiaries, solely in his or her capacity as a director or employee of us or our subsidiaries.
Furthermore, to the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of ours or our subsidiaries unless (a) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with our Certificate of Incorporation, (b) we or our subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (c) we or our subsidiaries have an interest or expectancy in such transaction or opportunity and (d) such transaction or opportunity would be in the same or similar line of business in which we or our subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Transfer Agent and Registrar
The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company. They are located at 1 State Street, 30th Floor, New York, New York 10004. Their telephone number is (212)-509-4000.

PLAN OF DISTRIBUTION
Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Investor Warrants by payment of cash, however, we will receive the exercise price of the Investor Warrants.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are

“underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
We will pay all costs and expenses incurred by us in complying with our obligations to file registration statements pursuant to the Registration Rights Agreement, except that the selling holders will be responsible for their share of the attorney’s fees and expenses and any commissions or other compensation to selling agents and similar persons. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus is a part effective for a period of (i) one year or (ii) for such shorter period ending on the date when (i) all of the shares of common stock registered pursuant to the registration which this prospectus forms a part have been sold or (ii) all of the shares of common stock registered pursuant to the registration which this prospectus forms a part may be sold without restriction pursuant to Rule 144 of the Securities Act, though we may, at our discretion, determine to extend such period beyond one year. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement which this prospectus forms a part.

LEGAL MATTERS
The validity of the securities offered hereby is being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
The 2020 and 2019 consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the 2020 and 2019 financial statements and the financial statement schedule and includes an explanatory paragraph referring to the adoption of FASB ASC Topic 842, Leases), which report is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Hydrofarm Holdings Group, Inc., and the related financial statement schedule, for the year ended December 31, 2018 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2020, have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement, including all amendments, supplements, schedules and exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.
Our website address is www.hydrofarm.com. The information contained in, and that can be accessed through, our website is not incorporated into and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
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our Annual Report on Form 10-K for fiscal year ended December 31, 2020, filed on March 30, 2021;

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our Definitive Proxy Statement on Schedule 14A (with respect to portions thereof that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2020), filed on April 26, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 14, 2021; and

•
our Current Reports on Form 8-K filed on March 23, 2021, April 26, 2021, May 5, 2021, May 26, 2021, June 3, 2021 and June 9, 2021 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

HYDROFARM HOLDINGS GROUP, INC.
3,369,138 shares of Common stock

Prospectus

                 , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other expenses of issuance and distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the shares of common stock being registered hereby. All amounts shown are estimates except for the SEC registration fee:
SEC registration fee	$21,348.64
Accounting fees and expenses	110,000
Legal fees and expenses	150,000
Miscellaneous fees and expenses	3,651.36
Total	$285,000
Item 14.   Indemnification of directors and officers.
Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.
Our amended and restated by-laws (the “Bylaws”), provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the director or officer or on the director’s or officer’s behalf in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of an officer of the Company, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer or trustee of another corporation, or of a partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws also provides for the advancement of expenses (including attorney’s fees) to each of our directors and officers. As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and Bylaws includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The Bylaws further provides that we may, at the discretion of the board of directors, grant rights of indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of our Certificate of Incorporation with respect to the indemnification and advancement of expenses of our directors and officers.
In addition, the Bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our Certificate of Incorporation or Bylaws, agreement, vote of stockholders or otherwise. Furthermore, the Bylaws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of the Bylaws.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws. In addition, such agreements may be, in some cases, broader than the specific indemnification provisions contained under the Delaware General Corporation Law.
We also maintain a directors and officers liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 15.   Recent sales of unregistered securities.
In the three years preceding the filing of this registration statement, the Company has issued the following securities that were not registered under the Securities Act of 1933, as amended, or the Securities Act:
Private Placement and Merger
In October 2018, we consummated a private placement offering of 4,929,725 (pre-split: 16,619,616) units (each a “Unit,” and collectively, the “Units”) for gross proceeds of approximately $41.5 million. Each Unit consisted of (i) one (1) share of our common stock and (ii) a warrant (each a “Investor Warrant,” and collectively, the “Investor Warrants”), expiring three years after the earliest of (x) the effectiveness of a resale registration statement, (y) the closing of an initial public offering of the Company’s common stock or (z) the closing of any other transaction or set of events that results in the Company being subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entitling the holder to purchase one-half (1/2) share of our common stock at an initial exercise price of $16.86 per full share (the “Private Placement”). As part of the Private Placement, we issued A.G.P./Alliance Global Partners and SternAegis Ventures warrants to purchase 517,068 shares of our common stock.
Concurrently with the closing of the Private Placement, one of our wholly-owned subsidiaries merged with and into Hydrofarm Investment Corp. (“HIC”), with HIC becoming our wholly-owned subsidiary and continuing its and its subsidiaries’ existing business operations, including those of Hydrofarm, LLC, a subsidiary of HIC (the “Merger”).
In connection with the Private Placement and Merger, (i) HIC raised $15.2 million from its existing stockholders through the issuance of 1,807,838 (pre-split: 6,094,617) units (the “Concurrent Offering”) and (ii) Hydrofarm Holdings, LLC (“Hydrofarm Holdings”), a subsidiary of HIC, and its affiliates entered into certain amendments to Hydrofarm Holdings’ credit facilities to amend certain covenants and other provisions under such credit facilities. The consideration in the Concurrent Offering consisted of $11.1 million in cash from existing stockholders of HIC and the conversion of $4.1 million of an aggregate principal amount plus interest outstanding under an outstanding note. As part of the Merger, the securities of HIC issued in the Concurrent Offering were exchanged into shares of our common stock and warrants to purchase our common stock having the same terms and conditions as the securities included in the Units issued in this Private Placement.
On December 31, 2019, we entered into a securities purchase agreement with certain investors named therein, pursuant to which we issued and sold, in a private placement offering between December 2019 and February 2020, 7,725,045 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share, at an offering price of $3.50. We received gross proceeds of approximately $27 million (which includes proceeds of approximately $8 million raised from the issuances of convertible unsecured subordinated promissory notes in September and October 2019 which converted into shares of our Series A Preferred Stock), before deducting fees and related offering expenses.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.
Plan-Related Issuances
From June 1, 2017 through the filing date of this registration statement, we granted to our directors, officers, employees, consultants and other service providers options to purchase an aggregate of 1,119,330 shares of our common stock under our equity compensation plans at an exercise price of $9.22 per share.
From June 1, 2017 through the filing date of this registration statement, we granted to our directors, officers, employees, consultants and other service providers an aggregate of 2,654,873 restricted stock units to be settled in shares of our common stock under our equity compensation plans and award agreements.
The offers, sales and issuances of the securities described above were deemed to be exempt from registration either under Rule 701 promulgated under the Securities Act, in that the transactions were under compensatory benefit plans and contracts relating to compensation, or under Section 4(a)(2) in that the transactions were between an issuer and members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2). The recipients of such securities were our employees, directors, or consultants and received the securities under our equity incentive plans. Appropriate legends were affixed to the securities issued in these transactions.
HEAVY 16 Acquisition
In May 2021, we issued 255,945 shares of our common stock to an investor.
No underwriters were involved in the foregoing issuances of securities. The issuance of the shares above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relating to transactions by an issuer not involving any public offering. The recipient of securities in the transaction described above represented that such recipient was an accredited investor and was acquiring the securities for its own account for investment purposes only and not with a view to the public resale or distribution thereof and that it could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the instrument representing such securities issued in such transaction.

Item 16.   Exhibits and financial statement schedules.
(a)
Exhibits.

Exhibit	Description
2.1 *	Amended and Restated Agreement and Plan of Merger, dated August 28, 2018, by and among Hydrofarm Holdings Group, Inc., Hydrofarm Merger Sub, Inc. and Hydrofarm Investment Corp (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
3.1 *	Amended and Restated Certificate of Incorporation of Hydrofarm Holdings Group, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
3.2 *	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hydrofarm Holdings Group, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-250037), filed with the SEC on December 1, 2020).
3.3 *	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Hydrofarm Holdings Group, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
3.4 *	Amended and Restated Bylaws (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-250037), filed with the SEC on December 1, 2020).
4.1*	Specimen Common Stock Certificate of the Hydrofarm Holdings Group, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
4.2 *	Form of Warrant To Purchase Common Stock (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
4.3*	Form of Placement Agent Warrant to Purchase Common Stock (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
4.4*	Form of Registration Rights Agreement from Private Placement (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
4.5*	Investor Rights Agreement, dated August 28, 2018, by and among Hydrofarm Holdings LLC and certain of its stockholders identified on the signature pages thereto (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
4.6 *	Amendment No. 1 to Investor Rights Agreement, dated November 10, 2020, by and among Hydrofarm Holdings LLC and certain of its stockholders identified on the signature pages thereto. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1#*	Loan And Security Agreement, dated May 12, 2017, by and between Hydrofarm Holdings LLC, Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC, SunBlaster LLC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.2#*	Amended and Restated Loan and Security Agreement, dated November 8, 2017, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC, SunBlaster LLC, GS Distribution Inc., SunBlaster Holdings ULC, EWGS Distribution Inc., Eddi’s Wholesale Garden Supplies Ltd., and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

Exhibit	Description
10.3#*	Forbearance Agreement and First Amendment to Amended and Restated Loan and Security Agreement, dated May 18, 2018, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, WJCO, LLC, Hydrofarm Canada, LLC, GS Distribution Inc., Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.4#*	First Amendment To Forbearance Agreement And Second Amendment To Amended And Restated Loan And Security Agreement, dated July 16, 2018, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, WJCO LLC, Hydrofarm Canada, LLC, GS Distribution Inc., Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.5#*	Waiver And Third Amendment To Amended And Restated Loan And Security Agreement, dated August 24, 2018, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, GS Distribution Inc., Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.6#*	Fourth Amendment To Amended And Restated Loan And Security Agreement, dated March 15, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.7#*	Fifth Amendment To Amended And Restated Loan And Security Agreement, dated May 31, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.8#*	Sixth Amendment To Amended And Restated Loan And Security Agreement, dated June 10, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.9#*	Seventh Amendment To Amended And Restated Loan And Security Agreement, dated June 27, 2020, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.10#*	Payoff Letter, dated July 11, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, WJCO LLC, GS Distribution, Inc., EWGS Distribution, Inc., Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC, and Bank of America, N.A. (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

Exhibit	Description
10.11#*	Credit Agreement, dated March 12, 2017, by and between Hydrofarm Holdings LLC (to be succeeded as Borrower by Hydrofarm, LLC, WJCO, LLC, EHH Holdings, LLC, and SunBlaster LLC) and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.12#*	Forbearance Agreement and Amendment to Credit Agreement, dated March 18, 2018, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, Hydrofarm Canada, LLC, WJCO, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.13#*	Amendment No. 1 to Forbearance Agreement, dated July 16, 2018, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, Hydrofarm Canada, LLC, WJCO, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.14#*	Waiver and Amendment No. 1 to Credit Agreement, dated September 21, 2017, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, WJCO, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.15#*	Amendment No. 2 to Credit Agreement, dated November 8, 2017, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, WJCO, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.16#*	Waiver and Amendment No. 3 to Credit Agreement, dated August 24, 2018, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.17#*	Amendment No. 4 to Credit Agreement, dated March 15, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.18+*	Amendment No. 5 to Credit Agreement, dated July 11, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.19+*	Amendment No. 6 to Credit Agreement, dated October 15, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, and Brightwood Loan Services LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.20#*	Loan And Security Agreement, dated July 11, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.21#*	First Amendment to Loan And Security Agreement, dated October 15, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

Exhibit	Description
10.22#*	Second Amendment to Loan And Security Agreement, dated November 26, 2019, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.23#*	Third Amendment to Loan And Security Agreement, dated April 3, 2020, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.24#*	Fourth Amendment to Loan And Security Agreement, dated May 29, 2020, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.25#*	Fifth Amendment to Loan And Security Agreement, dated May 30, 2020, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.26#*	Sixth Amendment to Loan And Security Agreement, dated September 30, 2020, by and among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, Hydrofarm Canada, LLC, Eddi’s Wholesale Garden Supplies Ltd., SunBlaster Holdings ULC and Encina Business Credit, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.27+*
Employment Agreement, dated January 1, 2019, by and between Hydrofarm Holdings Group, Inc. and William Toler (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.28+*
Employment Agreement, dated March 4, 2019, by and between Hydrofarm Holdings Group, Inc. and Terence Fitch (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.29+*
Offer Letter, dated February 26, 2020, by and between Hydrofarm Holdings Group, Inc. and B. John Lindeman (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.30+*
Hydrofarm Holdings Group, Inc. 2018 Equity Incentive Plan (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.31+*
Form of Hydrofarm Holdings Group, Inc. 2018 Equity Incentive Plan Stock Option Grant Notice (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.32+*
Hydrofarm Holdings Group, Inc. 2019 Equity Incentive Plan (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.33+*
Form of Hydrofarm Holdings Group, Inc. 2019 Equity Incentive Plan Stock Option Grant Notice (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).

10.34+*
Hydrofarm Holdings Group, Inc. 2020 Equity Incentive Plan (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-250037), filed with the SEC on December 1, 2020).

Exhibit	Description
10.35+*
Form of Hydrofarm Holdings Group, Inc. 2020 Equity Incentive Plan Stock Option Notice (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-250037), filed with the SEC on December 1, 2020).

10.36*	Form of Indemnification Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
10.37*
Credit Agreement, dated March 29, 2021, by and among Hydrofarm Holdings Group, Inc., Hydrofarm, LLC, and JPMorgan Chase Bank, N.A. (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2021).

10.38#*	Unit Purchase and Contribution Agreement, dated as of April 26, 2021, by and among Hydrofarm Holdings Group, Inc., Field 16, LLC, F16 Holding LLC and the members of F16 Holding LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1(File No. 333-255510), filed with the SEC on April 26, 2021).
10.39#*	Stock Purchase Agreement, dated as of May 21, 2021, by and among House & Garden Holdings, LLC, House & Garden, Inc., Humboldt Wholesale, Inc., Allied Imports & Logistics, Inc., South Coast Horticultural Supply, Inc., the stockholders party thereto, and Steven Muller, as representative of certain entities party thereto (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2021).
16.1*	Letter from MNP LLP regarding statements made in the registration statement concerning its dismissal (Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-250037), filed with the SEC on November 12, 2020).
21.1*	Subsidiaries of Hydrofarm Holdings Group, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-250037), filed with the SEC on December 1, 2020).
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of MNP, LLP, independent registered public accounting firm.
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this registration statement).

*
Previously filed.

+
Indicates a management contract or compensatory plan.

#
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

(b)
Financial Statement Schedules.

See Schedule II — Valuation and Qualifying Accounts to our audited consolidated financial statements for the years ended December 31, 2020, 2019 and 2018.
Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
iii.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.
(2)
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

i.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairless Hills, Pennsylvania, on the day of June 9, 2021.
Hydrofarm Holdings Group, Inc.
/s/ William Toler

William Toler
Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Toler and B. John Lindeman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ William Toler William Toler	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 9, 2021
/s/ B. John Lindeman B. John Lindeman	Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2021
/s/ Susan P. Peters Susan P. Peters	Director	June 9, 2021
/s/ Patrick Chung Patrick Chung	Director	June 9, 2021
/s/ Renah Persofsky Renah Persofsky	Director	June 9, 2021
/s/ Richard D. Moss Richard D. Moss	Director	June 9, 2021
/s/ Melisa Denis Melisa Denis	Director	June 9, 2021